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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-209123

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

1.450% Senior Notes due 2019	$500,000,000	99.950%	$499,750,000	$50,324.83

2.100% Senior Notes due 2021	$1,000,000,000	99.962%	$999,620,000	$100,661.74

3.000% Senior Notes due 2026	$2,000,000,000	99.845%	$1,996,900,000	$201,087.83

4.200% Senior Notes due 2046	$1,800,000,000	99.357%	$1,788,426,000	$180,094.50

Guarantees related to the Senior Notes	N/A	N/A	N/A	N/A

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 26, 2016)

$5,300,000,000

Molson Coors Brewing Company

$500,000,000 1.450% Senior Notes due 2019

$1,000,000,000 2.100% Senior Notes due 2021

$2,000,000,000 3.000% Senior Notes due 2026

$1,800,000,000 4.200% Senior Notes due 2046

          Molson Coors Brewing Company is offering $500,000,000 aggregate principal amount of 1.450% Senior Notes due 2019, $1,000,000,000 aggregate principal amount of 2.100% Senior Notes due 2021, $2,000,000,000 aggregate principal amount of 3.000% Senior Notes due 2026 and $1,800,000,000 aggregate principal amount of 4.200% Senior Notes due 2046, which we refer to together as the "notes." Interest on the notes is payable on January 15 and July 15 of each year, commencing on January 15, 2017. The notes due 2019 will mature on July 15, 2019, the notes due 2021 will mature on July 15, 2021, the notes due 2026 will mature on July 15, 2026 and the notes due 2046 will mature on July 15, 2046. Unless the context otherwise indicates, references in this prospectus supplement to "Molson Coors," "MCBC," the "Company," "we," "us" and "our" are to Molson Coors Brewing Company and its subsidiaries.

          We may redeem some or all of each series of the notes at the times and at the applicable prices discussed under "Description of the Notes—Optional Redemption." As described under "Description of the Notes—Repurchase Upon Change of Control Triggering Event," if a Change of Control Triggering Event (as defined in "Description of the Notes—Repurchase Upon Change of Control Triggering Event") occurs with respect to a particular series of notes, we will be required to make an offer to purchase the notes of such series from holders at a purchase price equal to 101% of the aggregate principal amount of the notes purchased, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase, unless we have previously exercised our right to redeem the notes of such series.

          If the Acquisition (as defined below) has not occurred on or prior to November 11, 2016 (or, if pursuant to the Purchase Agreement (as defined below) the Termination Date (as defined therein) is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended) or if, prior to such date, we notify the Trustee (as defined below) in writing that we will not pursue the Acquisition, the notes will be subject to special mandatory redemption. The special mandatory redemption price will be equal to 101% of the aggregate principal amount of the applicable series of notes, plus accrued and unpaid interest, if any, from the issue date of such notes, up to, but excluding, the date of such special mandatory redemption. See "Description of the Notes—Special Mandatory Redemption."

          Investing in the notes involves risks. See "Risk Factors" beginning on page S-13 for a discussion of certain risks that should be considered in connection with an investment in the notes.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public offering price(1)	Underwriting discounts and commissions	Proceeds to us, before expenses

Per note due 2019	99.950%	0.250%	99.700%

Total	$499,750,000	$1,250,000	$498,500,000

Per note due 2021	99.962%	0.350%	99.612%

Total	$999,620,000	$3,500,000	$996,120,000

Per note due 2026	99.845%	0.450%	99.395%

Total	$1,996,900,000	$9,000,000	$1,987,900,000

Per note due 2046	99.357%	0.875%	98.482%

Total	$1,788,426,000	$15,750,000	$1,772,676,000

(1)
Plus accrued interest, if any, from July 7, 2016, if settlement occurs after that date.

          The notes will be issued only in fully registered form, without coupons, and in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount. The notes will not be listed on any securities exchange. There is currently no public market for the notes.

          The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about July 7, 2016.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	UBS Investment Bank

BMO Capital Markets	MUFG	RBC Capital Markets	Wells Fargo Securities

Co-Managers

Lloyds Securities	The Williams Capital Group, L.P.

The date of this prospectus supplement is June 28, 2016.

Prospectus Supplement

Prospectus

        Neither we nor the underwriters have authorized any other person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give. We and the underwriters are offering to sell and are seeking offers to buy our notes only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date such information is presented regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our notes. Our business, financial condition, results of operations and prospects may have changed since such date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this combined document. To the extent there is a conflict between the information contained in the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus or this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

        As permitted by the rules and regulations of the Securities and Exchange Commission ("SEC"), the registration statement of which the accompanying prospectus forms a part includes additional information not contained in the accompanying prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's website or at the SEC's offices described below under the heading "Where You Can Find More Information."

        You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference carefully before you decide whether to invest. These documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus.

        We reserve the right to withdraw this offering of the notes at any time, and we and the underwriters reserve the right to reject any commitment to subscribe for the notes, in whole or in part, and to allot to you less than the full amount of the notes subscribed for by you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

        This prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, copyrights, trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus may appear without the ©, ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable owners to these copyrights, trademarks, service marks and trade names.

MARKET AND INDUSTRY DATA

        The market and industry data used in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus are based on independent industry publications, customers, trade or business organizations, reports by market research firms and other published statistical information from third parties, as well as information based on management's good faith estimates, which we derive from our review of internal information and independent sources. Although we believe these sources to be reliable, we have not independently verified the accuracy or completeness of the information.

S-ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

        Statements that refer to projections regarding the Acquisition (as defined below), our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, and include, but are not limited to, statements relating to the timing, benefits and expectations regarding the Acquisition, overall volume trends, consumer preferences, pricing trends, industry forces, cost reduction strategies, anticipated results, anticipated synergies, anticipated cost savings, anticipated future debt issuances and financing requirements, expectations for funding future capital expenditures and operations, debt service capabilities, shipment levels and profitability, market share and the sufficiency of capital resources. In addition, statements that we make that are not statements of historical fact may also be forward-looking statements. Words such as "expects," "goals," "plans," "believes," "continues," "may," "anticipate," "seek," "estimate," "outlook," "trends," "future benefits," "potential," "projects," "strategies" and variations of such words and similar expressions are intended to identify forward-looking statements.

        Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). We urge you to consider the risks and uncertainties described under the heading "Risk Factors" in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and in any of our other public filings, including our Annual Report on Form 10-K for the year ended December 31, 2015. Caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made and, except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

S-iii

SUMMARY

        The following summary highlights selected information about us contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before deciding whether to invest in the notes. You should review this entire prospectus supplement and the accompanying prospectus carefully, including the risks of investing in the notes described under the heading "Risk Factors" in this prospectus supplement, as well as our consolidated financial statements and notes thereto and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

        We are one of the world's largest brewers and have a diverse portfolio of owned and partner brands, including core brands Carling, Coors Light, Molson Canadian and Staropramen, as well as craft and specialty beers such as Blue Moon, Creemore Springs, Cobra and Doom Bar. With centuries of brewing heritage, we have been crafting high-quality, innovative products with the purpose of delighting the world's beer drinkers and with the goal to be the first choice for our consumers and customers. Our success depends on our ability to make our products available to meet a wide range of consumer segments and occasions.

Industry Overview

        The brewing industry has significantly evolved over the years, becoming an increasingly global beer market. The industry was previously founded on local presence with modest international expansion achieved through export, license and partnership arrangements. More recently, it has become increasingly complex, as the consolidation of brewers has occurred globally, resulting in fewer major global market participants. In addition to the acquisitive element of this industry consolidation, the market continues to utilize export, license and partnership arrangements; however, these are often with the same global competitors that make up the majority of the market. This industry consolidation has resulted in a small number of large global brewers representing the majority of the worldwide beer market. At the same time, smaller local brewers within certain established markets are experiencing accelerated growth as consumers increasingly place value on locally-produced, regionally-sourced products. As the beer industry continues its evolution of consolidation and diversification of its products to meet consumer demand with broadening preferences, large global brewers are uniquely positioned to leverage the scale, depth of product portfolio and industry knowledge to continue to lead the market forward.

        For example, during 2015, Anheuser-Busch InBev SA/NV ("ABI") announced it had entered into a definitive agreement to acquire SABMiller plc ("SABMiller"). The resulting transaction is expected to be finalized in the second half of 2016 subject to ABI and SABMiller shareholder approval and various global regulatory approvals. Concurrently with that announcement, we entered into a definitive purchase agreement with ABI pursuant to which we will acquire the remaining 58% of MillerCoors LLC ("MillerCoors") and all the trademarks, contracts and other assets primarily related to the Miller brand portfolio outside of the U.S. and Puerto Rico for $12.0 billion in cash, subject to downward adjustment as described in the Purchase Agreement. See "—Recent Developments—Pending Acquisition of MillerCoors and the Miller Brand Portfolio" below for additional information. Under the Purchase Agreement, we will retain the rights to all of the brands currently in the MillerCoors portfolio for the U.S. and Puerto Rican markets, including import brands such as Peroni and Pilsner Urquell, as well as full ownership of the Miller brand portfolio outside of the U.S. and Puerto Rico. At this time, we anticipate this acquisition will close in the second half of 2016 subject to necessary regulatory approvals and contingent on the successful closing of the transaction between ABI and SABMiller.

        Additionally, in 2012, as part of our participation in these industry changes, we expanded our operations globally and in emerging markets, including our acquisition of Starbev Holdings S.à r.l., representing our operations within Bosnia-Herzegovina, Bulgaria, Croatia, the Czech Republic, Hungary, Montenegro, Romania, Serbia and Slovakia (collectively, our Central Europe business and included in our Europe segment), as well as our continual aim to grow our market share within certain emerging markets, such as Latin America and Asia.

        We evaluate ourselves in relation to other global brewers using various metrics, including overall market capitalization, volume, net sales revenue, gross margins and net profits, as well as our position within each of our core markets, with the goal to be the first choice for our consumers and customers. To provide a perspective of the relative size of the major participants in the global brewing market, the market capitalizations of our primary global competitors, based on foreign exchange rates at December 31, 2015, were as follows:

Market Capitalization
(In billions)
Anheuser-Busch InBev SA/NV	$201.0
SABMiller plc	$97.2
Heineken N.V.	$49.3
Molson Coors Brewing Company	$17.3
Carlsberg Group	$13.7

Brands and Segments

        We believe our portfolio of products encompasses all segments of the beer industry with the purpose of delighting the world's beer drinkers, including premium and premium lights, economy, above premium and craft, as well as adjacencies such as ciders and other malt beverages.

        We operate our business in four reporting segments: (1) Molson Coors Canada (Canada segment), operating in Canada; (2) MillerCoors, operating in the United States (U.S. segment), which is currently accounted for by us under the equity method of accounting; (3) Molson Coors Europe (Europe segment), operating in Bosnia-Herzegovina, Bulgaria, Croatia, the Czech Republic, Hungary, Montenegro, the Republic of Ireland, Romania, Serbia, Slovakia and the United Kingdom ("U.K."); and (4) Molson Coors International (MCI segment), operating in various other countries.

        Canada Segment.    We are Canada's second-largest brewer by volume and North America's oldest beer company. Our market share of the Canada beer market in 2015 was approximately 34%. We brew, market, sell and distribute a wide variety of beer brands nationally. The Canada segment also includes our partnership arrangements related to the distribution of beer in Ontario through Brewers' Retail Inc. ("BRI"), and in the Western provinces through Brewers' Distributor Ltd. ("BDL"). BRI and BDL are accounted for under the equity method of accounting. BRI was previously owned by Molson Coors Canada, Labatt Breweries of Canada LP (a subsidiary of ABI) and Sleeman Breweries Ltd. (a subsidiary of Sapporo International). Based on a new master agreement effective January 1, 2016, there has been a change in ownership structure of BRI allowing all other qualifying Ontario-based brewers the ability to participate in the ownership of BRI. BDL is jointly owned by Molson Coors Canada and Labatt Breweries of Canada LP.

        Our portfolio has leading brands in all major product and price segments. Our core brands sold in Canada include Coors Light and Molson Canadian. We also sell Belgian Moon, Carling, Carling Black Label, Coors Altitude, Coors Banquet, Creemore Springs brands, Granville Island brands, Keystone Light, Mad Jack, Molson Canadian 67, Molson Canadian Cider, Molson Dry, Molson Export, Pilsner, Rickard's brands and a number of other regional brands. Under license from Heineken, we also brew or distribute Amstel Light, Heineken, Murphy's, Newcastle Brown Ale and Strongbow cider, and premium import brands owned by Heineken, including Desperados, Dos Equis, Moretti, Sol and Tecate. We also have contract brewing agreements to produce for the U.S. market Asahi Select and Asahi Super Dry for Asahi Breweries, Ltd. and Labatt Blue and Labatt Blue Light for North American Breweries, Inc. In 2015, Coors Light had approximately 12% market share and was the second largest selling beer brand in Canada, and Molson Canadian had approximately 6% market share and was the third largest selling beer in Canada.

        U.S. Segment.    MillerCoors is the second largest brewer by volume in the U.S., selling approximately 26% of the total 2015 U.S. brewing industry shipments (excluding exports). MillerCoors was formed in July 2008 as a joint venture between us and SABMiller. Each party contributed its U.S. and Puerto Rico businesses and related operating assets and certain liabilities. The percentage interests in the profits of MillerCoors are 58% for SABMiller and 42% for us. Voting interests are shared 50%/50%, and we and SABMiller have equal representation on the board of directors of MillerCoors. Our interest in MillerCoors is accounted for under the equity method of accounting. MillerCoors' corporate headquarters is in Chicago, Illinois. As of December 31, 2015, MillerCoors had approximately 8,300 employees.

        MillerCoors sells a wide variety of brands throughout the U.S. and Puerto Rico, including craft and import brands. MillerCoors' core brands sold in the U.S. are Coors Light and Miller Lite. MillerCoors also sells Batch 19, Blue Moon brands, Coors Banquet, Coors Non-Alcoholic, Grolsch, Hamm's, Henry Weinhard's brands, Icehouse, Keystone, Leinenkugel's brands, Magnum Malt Liquor, Mickey's, Miller Fortune, Miller Genuine Draft, Miller High Life, Milwaukee's Best, Olde English 800, Peroni Nastro Azzurro, Pilsner Urquell, Saint Archer brands, Sharp's non-alcoholic, Smith & Forge, St. Stefanus, Steel Reserve brands, Third Shift and hard cider brands from the Crispin Cider Company. MillerCoors also brews or distributes under license the George Killian's Irish Red and Redd's brands, as well as certain of the Foster's and Molson brands.

        Europe Segment.    We are the second largest brewer by volume, on a combined basis, within the European countries in which we operate, with an approximate aggregate 20% market share (excluding "factored" products) in 2015. The majority of our European segment sales are in the U.K., Croatia, the Czech Republic and Romania. Our portfolio includes beers that have the largest share in their respective countries, such as Carling in the U.K., Jelen in Serbia, Ozujsko in Croatia, Kamenitza in Bulgaria, and Niksicko in Montenegro. We have beers that rank in the top three in market share in their respective segments throughout the region, including Staropramen in the Czech Republic, Bergenbier in Romania and Borsodi in Hungary.

        Our core brands sold in Europe include Carling and Staropramen. We also sell Apatinsko, Astika, Bergenbier, Blue Moon, Borsodi, Branik, Coors Light, Jelen, Kamenitza, Niksicko, Noroc, Ostravar, Ozujsko, Sharp's Doom Bar and Worthington's, as well as a number of smaller regional ale brands in the U.K., the Republic of Ireland and Central Europe. The European business has licensing agreements with various other brewers through which it also brews or distributes Beck's, Belle-Vue Kriek brands, Hoegaarden Leffe, Lowenbrau, Löwenweisse, Spaten and Stella Artois in certain Central European countries. Beginning in January 2015, we now also distribute Corona Extra, Modelo Especial, Negra Modelo and Pacifico Clara throughout the Central European countries in which we operate. In the U.K., we also sell the Cobra brands through the Cobra Beer Partnership Ltd. joint venture and the Grolsch brands through a joint venture with Royal Grolsch N.V., and are the exclusive distributor for several brands which are sold under license, including Singha. Additionally, in order to be able to provide a full line of beer and other beverages to our U.K. on-premise customers, we sell "factored" brands, which are third-party beverage brands for which we provide distribution to retail, typically on a non-exclusive basis. In the third quarter of 2015, we purchased the Rekorderlig cider brand distribution rights in the U.K. and the Republic of Ireland.

        MCI Segment.    The objective of the MCI segment is to grow and expand our business and brand portfolio in new and existing markets, including emerging markets, outside the U.S., Canada and Europe segments. The focus of MCI includes Latin America (including Mexico, Central America, the Caribbean and South America, but excluding Puerto Rico, as it is part of the U.S. segment), Asia, Europe (excluding the U.K., Ireland and Central Europe, as they are a part of the Europe segment), India and Australia. The MCI portfolio of beers competes within the above-premium category in most of our markets. Our principal competitors include large global brewers, as well as local brewers. As MCI's objective is to grow and expand our business, we are developing scale and building market share in the countries where we operate. Many of the markets in which we operate are considered emerging beer markets, with other brewers controlling the majority of the market share. Our beers compete not only with similar products from competitors, but also with other alcohol beverages, including wines, spirits, and ciders, and thus our competitive position is affected by consumer preferences between and among these other categories.

        Our core brands sold in our international markets as part of our MCI segment include Carling, Coors Light and Staropramen. Other brands sold in our international markets, including brands sold under export and license agreements, include Blue Moon, Cobra, Corona and Molson Canadian. We also market and sell brands unique to these international markets which include Carling Strong, Coors, Coors 1873, Coors Extra, Coors Gold, Iceberg 9000, King Cobra, Royal Brew, Thunderbolt and Zima.

Recent Developments

Pending Acquisition of MillerCoors and the Miller Brand Portfolio

        On November 11, 2015, we entered into a purchase agreement (the "Purchase Agreement") with ABI to acquire, contingent upon the closing of the acquisition of SABMiller by ABI pursuant to the transaction announced on November 11, 2015 (the "ABI-SABMiller Transaction"), all of SABMiller's interest in MillerCoors and all the trademarks, contracts and other assets primarily related to the Miller brand portfolio outside of the U.S. and Puerto Rico for $12.0 billion in cash, subject to downward adjustment as described in the Purchase Agreement (the "Acquisition"). We currently own 42% of the outstanding equity interests of MillerCoors. Following the closing of the Acquisition, we will own 100% of the outstanding equity interests of MillerCoors.

        We have agreed to take certain actions as are required to obtain antitrust clearance of the Acquisition (including with respect to certain divestitures and other remedies), subject to indemnification by ABI in case of certain divestitures or other remedies that cause a loss to us, as described in the Purchase Agreement. The completion of the Acquisition is subject to customary limited closing conditions, including (i) the absence of any applicable and material constitution, statute, law, treaty, ordinance, regulation, rule, code, principle of common law, order, writ, judgment, injunction, decree, stipulation, determination, decision, ruling or award prohibiting the consummation of the Acquisition or making the Acquisition illegal, and (ii) the completion of the ABI-SABMiller Transaction. The closing of the Acquisition is not conditioned on the absence of any material adverse change in MillerCoors' business, prospects or results of operations. Subject to the foregoing conditions, we expect the Acquisition to close in the second half of 2016.

        We believe the Acquisition will strengthen our presence in the highly attractive U.S. beer market, further improve our global scale and agility, benefit us from significantly enhanced cash flows, and capture substantial operational synergies.

        As part of the Acquisition, we will also acquire all of the trademarks, contracts and certain other limited assets primarily related to the Miller brand portfolio outside of the U.S. and Puerto Rico. This portion of the Acquisition excludes the actual legal entities, certain liabilities, infrastructure and employees used by SABMiller to operate the business associated with the international Miller brand portfolio. We understand that SABMiller does not currently manage the international Miller brand portfolio through a single entity or business unit, but instead through a variety of legal entities, divisions and branches. Specifically, we understand SABMiller utilizes the international Miller brand portfolio for the sale of beer sourced through local production, export contracts, distribution and licensing arrangements in approximately 70 countries around the world, including in North America, Latin America (including South America), Europe, South Africa and parts of Asia. We understand the international Miller brands are often sold in these countries in conjunction with other SABMiller brands that we are not acquiring as part of the Acquisition.

        Our current plans are to ultimately integrate the international Miller brand portfolio into other divisions within Molson Coors including in our Canada, Europe and MCI business segments. We believe that our purchase of the international Miller brand portfolio provides a strategic opportunity to leverage the iconic Miller trademark globally alongside our trademarks for Coors and Staropramen, and presents volume and profit growth opportunities for us in both our core markets as well as emerging markets. It also gives us control over the international Miller brand portfolio to ensure that we manage consistency of messaging and quality control for an important brand family that is already owned by MillerCoors. We do not have complete historical financial information for the international Miller brand portfolio as a result of the limited access to the necessary information. The limited information made available to us indicates that the international Miller brand portfolio is insignificant to the overall pending Acquisition and will be insignificant to us following the successful closing of the Acquisition. Pursuant to the Purchase Agreement, the purchase price for the Acquisition is subject to downward adjustment if the international Miller brand portfolio generates less than $70 million of EBITDA (as defined in the Purchase Agreement) in the four quarters immediately prior to the closing of the Acquisition.

Concurrent Offerings

        Prior to, substantially concurrently with or shortly after this offering of the notes, under separate prospectus supplements and/or offering memoranda, we expect to have offered or to be offering certain amounts of euro-denominated senior notes to be issued by Molson Coors Brewing Company and Canadian dollar-denominated senior notes to be issued by our wholly-owned, indirect subsidiary, Molson Coors International LP (each, a "Concurrent Offering" and together, the "Concurrent Offerings"). The aggregate principal amount of this offering, together with the Concurrent Offerings, is expected to be equivalent to approximately $6.8 billion. The completion of this offering and the completion of each Concurrent Offering are not conditioned upon one another. To the extent aggregate proceeds from this offering and the Concurrent Offerings are less than $6.8 billion, we intend to use cash on hand, raise additional funds or draw upon the Bridge Loan Agreement referred to below to fund a portion of the Acquisition.

        Information regarding the Concurrent Offerings in this prospectus supplement is neither an offer to sell nor a solicitation of an offer to buy the euro-denominated senior notes to be issued by Molson Coors Brewing Company or the Canadian dollar-denominated senior notes to be issued by Molson Coors International LP or any other securities. The Canadian dollar-denominated notes have not been and will not be registered under the Securities Act or any state securities law and may not be sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

Bridge Loan and Term Loan

        In addition to this offering and the Concurrent Offerings, we have obtained, or expect to obtain or otherwise incur, additional financing for the Acquisition as described below.

        On December 16, 2015, we entered into a Term Loan Agreement (the "Term Loan Agreement") by and among the Company, the lenders party thereto, and Citibank, N.A., as Administrative Agent.

The Term Loan Agreement provides for total term loan commitments of $1.5 billion in a 3-year tranche and $1.5 billion in a 5-year tranche, for an aggregate principal amount of $3.0 billion, the proceeds of which will also be available for us to finance the Acquisition and related fees and expenses. Any funding under the Term Loan Agreement would occur substantially concurrently with the closing of the Acquisition, subject to customary conditions for acquisition financings of this type. Unless terminated earlier, the 3-year tranche under the Term Loan Agreement will mature on the three-year anniversary of the closing of the Acquisition and the 5-year tranche under the Term Loan Agreement will mature on the five-year anniversary of the closing of the Acquisition, with the principal amount outstanding under each such tranche, together with all accrued unpaid interest, if any, and other amounts owed thereunder, if any, payable in full upon such applicable dates.

        On December 16, 2015, we also entered into a 364-Day Bridge Loan Agreement (the "Bridge Loan Agreement") by and among the Company, the lenders party thereto, and Citibank, N.A., as Administrative Agent. The Bridge Loan Agreement provides for a 364-day bridge loan facility of up to $9.3 billion, the proceeds of which must be used for consummating the Acquisition and related fees and expenses. On February 3, 2016, we completed an offering (the "Equity Offering") of 29,884,393 shares of Class B Common Stock for which we received net proceeds, after underwriting discounts and commissions and offering expenses, of $2.5 billion, and reduced the commitment under the Bridge Loan Agreement to $6.8 billion. Any funding under the Bridge Loan Agreement would occur substantially concurrently with the consummation of the Acquisition, subject to customary conditions for acquisition financings of this type. Unless terminated earlier, the Bridge Loan Agreement will mature on the date that is 364 days after the closing of the Acquisition, and the principal amount outstanding under the Bridge Loan Agreement, together with all accrued unpaid interest and other amounts owed thereunder, if any, will be payable in full upon such date. We intend to reduce borrowings under the Bridge Loan Agreement by the proceeds from this offering and the Concurrent Offerings.

        We intend to fund a portion of the purchase price of the Acquisition with the $3.0 billion proceeds from the Term Loan Agreement and the $2.5 billion proceeds of the Equity Offering. If and to the extent the notes offered hereby or in the Concurrent Offerings are not issued and sold (or are issued in lesser amounts), we expect to use cash on hand, raise additional funds or borrow up to $6.8 billion under the Bridge Loan Agreement in order to fund the remaining purchase price of the Acquisition. Further information about the Term Loan Agreement and the Bridge Loan Agreement is contained in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement.

        Neither the completion of this offering nor the completion of any Concurrent Offering is contingent upon the consummation of the Acquisition. The notes will be subject to a special mandatory redemption in the event that (i) we do not complete the Acquisition on or prior to November 11, 2016 (or, if pursuant to the Purchase Agreement the Termination Date (as defined therein) is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended), or (ii) if, prior to such date, we notify Deutsche Bank Trust Company Americas (the "Trustee") in writing that we will not pursue the Acquisition. The special mandatory redemption price will be equal to 101% of the aggregate principal amount of the applicable series of notes, plus accrued and unpaid interest from the issue date of the notes, up to, but excluding, the date of such special mandatory redemption. See "Description of the Notes—Special Mandatory Redemption."

        We cannot assure you that we will complete the Acquisition on the terms contemplated by this prospectus supplement or at all. After the closing of the Acquisition, if completed, we may also replenish our cash or repay any borrowings made in connection with the Acquisition with the proceeds of additional financings.

Corporate Information

        Molson, Inc. ("Molson") and the Adolph Coors Company ("Coors") were founded in 1786 and 1873, respectively. Coors was originally incorporated in June 1913 under the laws of the State of Colorado as the Adolph Coors Company. In August 2003, Coors changed its state of incorporation to the State of Delaware. In February 2005, upon completion of the merger of Coors and Molson, Coors changed its name to Molson Coors Brewing Company. The addresses and telephone numbers of our dual principal executive offices are: 1801 California Street, Suite 4600, Denver, Colorado 80202, (303) 927-2337 and 1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5, (514) 521-1786. Our website address is www.molsoncoors.com. Information contained on our website is not incorporated by reference in this prospectus supplement and you should not consider information contained on our website as part of this prospectus supplement.

 The Offering

        The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled "Description of the Notes." For purposes of this "The Offering" section of this prospectus supplement, the terms "we," "us" and "our" refer to Molson Coors Brewing Company and not its subsidiaries.

Issuer	Molson Coors Brewing Company
Notes Offered	$500,000,000 aggregate principal amount of 1.450% Senior Notes due 2019
$1,000,000,000 aggregate principal amount of 2.100% Senior Notes due 2021
$2,000,000,000 aggregate principal amount of 3.000% Senior Notes due 2026
$1,800,000,000 aggregate principal amount of 4.200% Senior Notes due 2046
Maturity Dates	July 15, 2019 for the notes due 2019
July 15, 2021 for the notes due 2021
July 15, 2026 for the notes due 2026
July 15, 2046 for the notes due 2046
Optional Redemption

We may, at our option, at any time and from time to time redeem all or any portion of any series of the notes at any time prior to the applicable Par Call Date, or the maturity date in the case of the notes due 2019, at the applicable price discussed under "Description of the Notes—Optional Redemption."

Each series of notes other than the notes due 2019 will be redeemable, in whole or in part, at our option at any time from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

	Series	Par Call Date
	2.100% Senior Notes due 2021	June 15, 2021
	3.000% Senior Notes due 2026	April 15, 2026
	4.200% Senior Notes due 2046	January 15, 2046
Interest	The notes due 2019 will bear interest from July 7, 2016 at the rate of 1.450% per annum.
The notes due 2021 will bear interest from July 7, 2016 at the rate of 2.100% per annum.
The notes due 2026 will bear interest from July 7, 2016 at the rate of 3.000% per annum.
The notes due 2046 will bear interest from July 7, 2016 at the rate of 4.200% per annum.
Interest Payment Dates	Interest on the notes is payable on January 15 and July 15 of each year, commencing on January 15, 2017.

Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to a particular series of notes, we will be required to offer to repurchase the notes of such series at a price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, unless we have previously exercised our right to redeem the notes of such series. See "Description of the Notes—Repurchase Upon Change of Control Triggering Event."

Special Mandatory Redemption

Each series of the notes will be subject to a special mandatory redemption in the event that (i) we do not complete the Acquisition on or prior to November 11, 2016 (or, if pursuant to the Purchase Agreement the Termination Date is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended), or (ii) if, prior to such date, we notify the Trustee in writing that we will not pursue the Acquisition. The special mandatory redemption price will be equal to 101% of the aggregate principal amount of the applicable series of notes, plus accrued and unpaid interest from the issue date of such notes to, but excluding, the date of such special mandatory redemption. See "Description of the Notes—Special Mandatory Redemption."

Guarantees

The notes will be guaranteed jointly and severally on a full and unconditional senior unsecured basis by the "Guarantors" as defined under "Description of the Notes—Certain Definitions." The Guarantors also guarantee our obligations under our existing credit facility and our existing notes and will guarantee our obligations under our Term Loan Agreement and any notes issued in the Concurrent Offerings.

Ranking

The notes and the guarantees will be our and the Guarantors' senior unsecured obligations and will rank pari passu with all of our and the Guarantors' other unsubordinated debt and senior to all of our and the Guarantors' future subordinated debt. The notes will be structurally subordinated to all present and future debt and other obligations of our subsidiaries that are not Guarantors. The notes and the guarantees will be effectively junior to our and the Guarantors' current and future secured obligations to the extent of the assets securing such obligations.

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting estimated fees and expenses and the underwriters' discounts and commissions, will be approximately $5.247 billion. We estimate that the total net proceeds from this offering, together with the Concurrent Offerings, after deducting estimated fees and expenses and the underwriters' discounts and commissions, will be approximately $6.8 billion.

We intend to use the proceeds of this offering as partial consideration for the Acquisition. See "Use of Proceeds."
Covenants	The indenture pursuant to which the notes will be issued will contain certain covenants that will, among other things, restrict our and certain of our subsidiaries' ability to:
• incur certain debt secured by liens;
• engage in certain sale-leaseback transactions; and
• consolidate, merge or transfer all or substantially all of our assets.
These covenants will be subject to significant exceptions. See "Description of the Notes—Certain Restrictions" and "Description of the Notes—Merger, Consolidation or Sale of Assets."
No Prior Market

The notes of each series are new securities and there is currently no established trading market for the notes. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained. We do not intend to list the notes on any securities exchange.

Trustee	Deutsche Bank Trust Company Americas
Governing Law	State of New York
Risk Factors

See "Risk Factors" beginning on page S-13 of this prospectus supplement and those risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in the notes.

Settlement

It is expected that delivery of the notes will be made against payment therefor on or about July 7, 2016, which is the sixth business day following the date hereof (such settlement cycle being referred to as "T+6"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+6, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next two succeeding business days should consult their own advisors.

S-11

Summary Historical Consolidated and Pro Forma Financial Data

        The summary historical consolidated financial data of Molson Coors as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 are derived from our audited consolidated financial statements appearing in our Current Report on Form 8-K filed with the SEC on June 28, 2016, which is incorporated by reference in this prospectus supplement. The data as of March 31, 2016 and for the three months ended March 31, 2016 and 2015 are derived from our unaudited condensed consolidated financial statements appearing in our Current Report on Form 8-K filed with the SEC on June 28, 2016, which is incorporated by reference in this prospectus supplement. The summary historical consolidated balance sheet data as of December 31, 2013 are derived from our consolidated financial statements not included or incorporated in this prospectus supplement.

        The summary historical consolidated financial data of MillerCoors as of December 31, 2015 and for the year ended December 31, 2015 are derived from MillerCoors' audited consolidated financial statements appearing in Exhibit 99 to our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement. The data as of March 31, 2016 and for the three months ended March 31, 2016 are derived from MillerCoors' unaudited condensed consolidated financial statements appearing in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on May 12, 2016, which is incorporated by reference in this prospectus supplement.

        The unaudited pro forma financial data as of March 31, 2016 and for the three months ended March 31, 2016 are based on our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2016 contained in our unaudited condensed consolidated financial statements appearing in our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, which is incorporated by reference in this prospectus supplement, and the unaudited condensed consolidated financial statements of MillerCoors as of and for the three months ended March 31, 2016 contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on May 12, 2016, which is incorporated by reference in this prospectus supplement. The unaudited pro forma financial data for the year ended December 31, 2015 are based on our audited consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement and MillerCoors' audited consolidated financial statements appearing in Exhibit 99 to our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement.

        The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which are incorporated by reference into this prospectus supplement, and the historical consolidated financial statements and the related notes contained in our Current Reports on Form 8-K filed with the SEC on June 28, 2016, which are incorporated by reference into this prospectus supplement. Our historical consolidated financial data may not be indicative of the results of operations or financial position to be expected in the future.

	Molson Coors Brewing Company										MillerCoors				Pro Forma
							Three Months Ended March 31,						Three Months Ended March 31, 2016			Three Months Ended March 31, 2016(3)
	Year Ended December 31,
											Year Ended December 31, 2015				Year Ended December 31, 2015(3)
	2013(1)		2014		2015		2015		2016
	(In millions, except per share data)
Consolidated Statements of Operations:
Net sales	$4,206.1		$4,146.3		$3,567.5		$700.0		$657.2		$7,725.5		$1,816.1		$11,238.1	$2,461.4
Net income from continuing operations	$565.3	(4)	$513.5	(4)	$355.6	(4)	$79.2	(4)	$159.3	(4)	$1,217.8	(5)	$335.3	(5)	$437.2	$234.3
Consolidated Balance Sheets:(2)
Total assets	$15,560.5		$13,980.1		$12,276.3		N/A		$15,210.3		$9,900.0		$9,995.3		N/A	$30,403.9
Current portion of long-term debt and short-term borrowings	$586.9		$849.0		$28.7		N/A		$63.5		$—		$—		N/A	$6,714.6
Long-term debt	$3,193.4		$2,321.3		$2,908.7		N/A		$2,973.4		$2.0		$2.0		N/A	$5,966.7

(1)
On November 14, 2013, our Board of Directors approved a resolution to change our fiscal year from a 52/53 week fiscal year to a calendar year. As such, our 2013 fiscal year end was extended from December 28, 2013 to December 31, 2013, with subsequent fiscal years beginning on January 1 and ending on December 31 of each year. The impact of the three additional days in fiscal year 2013 is immaterial to the consolidated financial statements. Fiscal year 2011 contained 53 weeks whereas fiscal years 2010 and 2012 contained 52 weeks. Fiscal year 2013 included three additional days beyond 52 weeks due to the above-mentioned fiscal year change.

(2)
Historical consolidated balance sheet figures have been adjusted for the adoption of Financial Accounting Standards Board Accounting Standards Update 2015-03: Interest—Imputation of Interest (ASC 835-30)—Simplifying the Presentation of Debt Issuance Costs. The adjustment is not material for any period.

(3)
See Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on May 12, 2016 for details regarding the calculation of the pro forma information included in the above table.

(4)
Includes net income (loss) from continuing operations attributable to MCBC. This includes MCBC's share of MillerCoors' earnings reflective of its 42% economic interest.

(5)
Includes net income (loss) from continuing operations attributable to MillerCoors.

RISK FACTORS

        An investment in our notes involves a high degree of risk. Prior to making a decision about investing in our notes, you should carefully consider the following risks and uncertainties, as well as those discussed under the caption "Risk Factors" in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015. If any of the risks described in this prospectus supplement or accompanying prospectus, or the risks described in any documents incorporated by reference in this prospectus supplement or the accompanying prospectus, actually occur, our business, prospects, financial condition or operating results could be harmed. In such case, the trading price of our notes could decline, and you may lose all or part of your investment.

 Risks Relating to the Acquisition

We cannot predict when or if the Acquisition will close.

        The acquisition of the 58% equity interest and 50% voting interest of MillerCoors that we do not already own and the Miller brand portfolio outside of the U.S. and Puerto Rico is contingent upon a number of conditions beyond our control, including the closing of the ABI-SABMiller Transaction. The closing of the ABI-SABMiller Transaction is subject to conditions beyond our control, including, among other things, receipt of international and U.S. regulatory approvals. The Acquisition will also require us to obtain regulatory approvals in the U.S. and certain other jurisdictions. We are, therefore, unable to accurately predict when or if the Acquisition will close. If we are unable to close the Acquisition for any reason, we will not realize the potential benefits of the Acquisition, which may have a material adverse effect on our business prospects and the value of our notes.

We may not be able to realize anticipated cost synergies from the Acquisition.

        The success of the Acquisition will depend, in part, on our ability to realize anticipated cost synergies. Our success in realizing these cost synergies, and the timing of this realization, depends on the successful integration of our business and operations with the acquired business and operations. Even if we are able to integrate the acquired businesses and operations successfully, this integration may not result in the realization of the full benefits of the cost synergies of the Acquisition that we currently expect within the anticipated time frame or at all.

The Acquisition will subject us to significant additional liabilities and other risks.

        Following the Acquisition, we will be subject to substantially all the liabilities of MillerCoors, including, among others, significant pension liabilities. We will also be subject to the risks of the U.S. beer market to a much greater extent, and a significant majority of our overall business will be in mature, low growth beer markets, such as the U.S., Canada and the U.K. The Acquisition and subsequent integration process will be complex, costly, time-consuming and divert management's time and attention, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may be unable to obtain the regulatory approvals required to complete the Acquisition or, in order to do so, we may be required to satisfy material conditions or comply with material restrictions.

        In addition to the international and U.S. regulatory approvals needed to close the ABI-SABMiller Transaction, the consummation of the Acquisition is also subject to review and approval by regulatory authorities, including by the United States Department of Justice. We can provide no assurance that all required regulatory approvals will be obtained in order to consummate the Acquisition. We have agreed to take all actions necessary, and assist and cooperate in doing all things necessary, to avoid or eliminate any legal impediments to the Acquisition, including divesting of up to $4 billion in assets. There can be no assurance as to the cost, scope or impact on our business, results of operations, financial condition or prospects of the actions that may be required to obtain regulatory approvals. Any such divestitures or other actions could have a material adverse effect on the business of both us and MillerCoors and substantially diminish the synergies and other advantages which we expect from the Acquisition. In addition, we may not be able to effect any divestitures at an acceptable price or at all.

The Acquisition and the incurrence of indebtedness to fund the Acquisition may impact our financial position and subject us to additional financial and operating restrictions.

        We have raised significant capital to fund the Acquisition. We expect to incur a substantial amount of additional indebtedness in connection with this offering and the Concurrent Offerings. If we are unable to raise capital on acceptable terms in this offering or the Concurrent Offerings, we may need to rely on our Bridge Loan Agreement, which may result in substantially higher borrowing costs and a shorter maturity than those from other anticipated financing alternatives. In addition, ratings agencies may downgrade our credit ratings below their current investment grade levels as a result of additional indebtedness related to the Acquisition. A ratings downgrade could increase our costs of borrowing and harm our ability to finance the Acquisition on acceptable terms or refinance our debt in the future.

        The incurrence of indebtedness as contemplated by this offering, the Concurrent Offerings and the Term Loan Agreement will subject us to additional financial and operating covenants, which may limit our flexibility in responding to our business needs. If we are not able to maintain compliance with stated financial covenants or if we breach other covenants in any debt agreement, we could be in default under such agreement. Such a default may allow our creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies.

        Our overall leverage and terms of our financing could, among other things:

  •
  limit our ability to obtain additional financing in the future for working capital, capital expenditures and acquisitions;

  •
  make it more difficult to satisfy our obligations under the terms of our indebtedness;

  •
  limit our ability to refinance our indebtedness on terms acceptable to us or at all;

  •
  limit our flexibility to plan for and adjust to changing business and market conditions and increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future acquisitions, working capital, business activities, and other general corporate requirements; and

  •
  limit our ability to obtain additional financing for working capital, to fund growth or for general corporate purposes, even when necessary to maintain adequate liquidity, particularly if any ratings assigned to our debt securities by rating organizations were revised downward.

We face numerous risks associated with the potential acquisition and integration of the Miller brand portfolio outside the U.S. and Puerto Rico.

        The acquisition of the Miller brand portfolio outside of the U.S. and Puerto Rico may subject us to unknown expenses and liabilities due to our limited due diligence of the business, including, among other things, the absence of historical financial statements for this part of the business. The success of our acquisition of the Miller brand portfolio outside of the U.S. and Puerto Rico will depend, in part, on our ability to realize all or some of the anticipated synergies and other benefits from integrating its business with our existing businesses and operations. The integration process may be complex, costly and time-consuming as the Miller brand portfolio assets are in approximately 70 foreign countries. The difficulties of integrating the operations include, among others:

  •
  failure to implement our business plan for the combined business;

  •
  unanticipated issues in integrating manufacturing, logistics, information, communications and other systems;

  •
  possible inconsistencies in standards, controls, contracts, procedures and policies;

  •
  impacts of change in control and assignment provisions in contracts and agreements;

  •
  failure to retain key customers, suppliers and routes to market;

  •
  unanticipated changes in applicable laws and regulations;

  •
  failure to recruit and retain key employees to operate the combined business;

  •
  inherent operating risks in the business;

  •
  unanticipated issues, expenses and liabilities;

  •
  unfamiliarity with operating in many of the countries in which the international Miller brand portfolio operates;

  •
  difficulties related to the exit and wind-down in non-core Miller markets which we decide to exit post-closing;

  •
  reliance on a competitor, ABI, to provide transition services for this business;

  •
  failure to develop sustainable routes to market upon the expiration of ABI's transition services;

  •
  delays in obtaining any relevant regulatory approvals to operate the business in the countries in which the international Miller brand portfolio operates;

  •
  difficulty in fully separating the Miller brand portfolio from SABMiller's current brand portfolio; and

  •
  inability to perform satisfactory due diligence on the business prior to closing of the Acquisition.

        We may not be able to maintain the levels of revenue, earnings or operating efficiency that each of Molson Coors and the international Miller brand portfolio had achieved or might achieve separately. Although we have a downward purchase price adjustment if the unaudited U.S. GAAP EBITDA for the international Miller brand portfolio for the four quarters immediately prior to closing is below $70 million, such adjustment may not be adequate to protect us from the future harm of acquiring an underperforming or declining brand portfolio. In addition, we may not accomplish the integration of the international Miller brand portfolio smoothly, successfully or within the anticipated costs or timeframe. Moreover, the markets in which the international Miller brand portfolio operate may not experience the growth rates expected and any economic downturn affecting those markets could negatively impact the international Miller brand portfolio. These markets are in differing stages of development and may experience more volatility than expected or face more operating risks than in the more mature markets in which we have historically operated. If we experience difficulties with the integration process or if the international Miller brand portfolio or the markets in which it operates deteriorate, the potential cost savings, growth opportunities and other synergies of the acquisition of the Miller brand portfolio outside the U.S. and Puerto Rico may not be realized fully, or at all, or may take longer to realize than expected. In such case, our business, financial condition, results of operations and cash flows may be negatively impacted.

If we are unable to consummate the Acquisition, our financial condition may materially suffer.

        If the Acquisition is not completed for any reason, our financial condition could materially suffer, including as a result of the following:

  •
  subject to certain reimbursement rights under the Purchase Agreement, the incurrence of significant costs related to the Acquisition without the associated benefits of completing the Acquisition, such as legal, accounting, filing, financial advisory, bridge and term loan financing and integration costs that have already been incurred or will continue to accrue up to the closing of the Acquisition. The amount of such operating expenses, fees and capital expenditures we incur in connection with the Acquisition will be based on a variety of factors but may be material;

  •
  increased dividend costs as a result of additional capital stock being issued without the associated benefits of completing the Acquisition;

  •
  if we complete the financing contemplated by this offering or the Concurrent Offerings, the incurrence of significant interest expense and potential redemption premiums with respect to such debt securities without the associated benefits of completing the Acquisition; and

  •
  potential disruption to our business and distraction of our workforce and management team.

We will incur substantial transaction fees and costs in connection with the Acquisition.

        We expect to incur a significant amount of non-recurring expenses in connection with the Acquisition, including legal, accounting, financial advisory and other expenses. Subject to certain reimbursement rights under the Purchase Agreement, many of these expenses are payable by us whether or not the Acquisition is completed. Additional unanticipated costs may be incurred following consummation of the Acquisition in the course of the integration of our businesses with that of MillerCoors and the international Miller brand portfolio. We cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the businesses will offset the transaction and integration costs in the near term, or at all.

The Acquisition will significantly increase our goodwill and other intangible assets.

        We have a significant amount, and following the Acquisition will have an additional amount, of goodwill and other intangible assets on our consolidated financial statements that are subject to impairment based upon future adverse changes in our business or prospects. Our current estimate of the amount of goodwill and other intangible assets on our consolidated financial statements that would be subject to impairment as of March 31, 2016 on a pro forma basis is $22.8 billion (as reflected in, and subject to the uncertainties described below in our unaudited pro forma condensed combined financial information as of March 31, 2016). The impairment of any goodwill and other intangible assets may have a negative impact on our consolidated results of operations.

The unaudited pro forma condensed combined financial information included or incorporated by reference in this prospectus supplement and the accompanying prospectus only gives effect to the acquisition of MillerCoors and is presented for illustrative purposes only and may not be an indication of our financial condition or results of operations after giving effect to the Acquisition.

        The unaudited pro forma condensed combined financial information included or incorporated by reference in this prospectus supplement and the accompanying prospectus is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates and may not be an indication of our financial condition or results of operations following the Acquisition, as applicable, for several reasons. See "Summary—Summary Historical Consolidated and Pro Forma Financial Data" included in this prospectus supplement. In particular, the unaudited pro forma condensed combined financial information contained herein does not give effect to the acquisition of the international Miller brand portfolio outside of the United States and Puerto Rico because of a lack of information and financial statements regarding its historical operations. Additionally, the estimated purchase price allocation for the Acquisition is preliminary and may be materially different once we obtain access to additional information. Our actual financial condition and results of operations following the Acquisition, due to the exclusion of the international Miller brand portfolio outside of the United States and Puerto Rico or otherwise, may not be consistent with, or evident from, this unaudited pro forma condensed combined financial information. In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate, and other factors not accounted for in the unaudited pro forma condensed combined financial information may affect our financial condition or results of operations following the Acquisition.

Risks Related to the Notes and this Offering

The notes are subject to prior claims of our secured creditors and the creditors of our non-guarantor subsidiaries, and if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.

        The notes are our unsubordinated general obligations, ranking equally with our other unsubordinated indebtedness and liabilities but effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to the debt and other liabilities of our non-guarantor subsidiaries. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries securing such debt will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. Additionally, our right to receive assets from any of our non-guarantor subsidiaries upon its bankruptcy, liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary's creditors, including trade creditors.

        If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed to unsecured and unsubordinated creditors upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all of these creditors, all or a portion of the notes then outstanding would remain unpaid.

        As of March 31, 2016, after giving effect to this offering and the Concurrent Offerings and the incurrence of indebtedness pursuant to Term Loan Agreement to finance the Acquisition, we would have had outstanding indebtedness of approximately $12.6 billion that ranks equally with the notes and no secured indebtedness outstanding. As of March 31, 2016 (but after giving effect to the removal of Molson Coors Brewing Company UK Limited, Golden Acquisition and Molson Coors Holdings Ltd. as subsidiary guarantors on May 13, 2016), our non-guarantor subsidiaries would have had approximately $63.5 million of outstanding indebtedness, excluding $5.1 billion of intercompany debt.

The notes will not be guaranteed by all of our subsidiaries and will be structurally subordinated to the debt of our non-guarantor subsidiaries, which means that creditors of these non-guarantor subsidiaries will be paid from the assets of those entities before holders of the notes would have any claims to those assets.

        The notes will not be guaranteed by all of our subsidiaries and will be structurally subordinated to the debt of our non-guarantor subsidiaries, which means that creditors of these non-guarantor subsidiaries will be paid from the assets of those entities before holders of the notes would have any claims to those assets. Although the notes will be fully and unconditionally guaranteed on a senior unsecured basis by certain of our existing and future subsidiaries, they will not be guaranteed by our other subsidiaries. For financial information regarding the Guarantors please see note 19 to our consolidated financial statements included in our Current Report on Form 8-K as filed on June 28, 2016 for the year ended December 31, 2015, which is incorporated by reference into this prospectus supplement and the related prospectus. The notes will be effectively subordinated to all debt and other liabilities, including trade debt and preferred share claims, of our non-guarantor subsidiaries. In addition, although they will not guarantee the notes, these non-guarantor subsidiaries may, in certain circumstances, guarantee our future debt obligations to the extent the guarantee would not constitute a fraudulent conveyance, result in adverse tax consequences to us or violate applicable local law. Furthermore, certain of these non-guarantor subsidiaries have guaranteed the obligations of certain non-U.S. borrowers under our revolving multi-currency credit facilities.

We are a holding company and depend on our subsidiaries to satisfy our cash needs, including to make payments on the notes.

        Our operations are substantially conducted through our subsidiaries. As a result, the cash flow and the consequent ability to service our indebtedness, including the notes, is in large part dependent upon the earnings of our subsidiaries and the distribution of those earnings to us or upon the payment of funds to us by those subsidiaries. Our subsidiaries are separate and distinct legal entities and, except for our subsidiaries that guarantee the notes, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make funds available to us, whether by dividends, loans or other payments, except to the extent that there are enforceable inter-company obligations created in the future. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

        In addition, our ability to repatriate cash generated by our foreign operations or borrow from our foreign subsidiaries may be limited by tax, foreign exchange or other laws. Foreign tax laws may affect our ability to repatriate cash from foreign subsidiaries. Foreign earnings may be subject to withholding requirements for foreign taxes. Cash we hold in foreign entities may become subject to exchange controls that prevent such cash from being converted into other currencies, including U.S. dollars. If our ability to repatriate cash generated by our foreign operations or borrow from our foreign subsidiaries is limited by tax, foreign exchange or other laws, our ability to make payments on our debt, including amounts due under the notes, would be harmed.

The indenture does not limit the amount of unsecured indebtedness that we and our subsidiaries may incur.

        The indenture under which the notes will be issued does not limit the amount of unsecured indebtedness that we and our subsidiaries may incur. In addition, the indenture will permit us to incur additional secured indebtedness under specified circumstances. The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction.

Changes in our credit ratings may adversely affect the value of the notes.

        We cannot provide assurance as to the credit ratings that may be assigned to the notes or that any such credit ratings will remain in effect for any given period of time or that any such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances warrant such an action. Further, any such ratings will be limited in scope and will not address all material risks relating to an investment in the notes, but rather will reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could adversely affect the market value of the notes and increase our corporate borrowing costs.

Failure to comply with our debt covenants or a deterioration in our credit rating could have an adverse effect on our ability to obtain future financing at competitive rates and/or our ability to refinance our existing indebtedness.

        Under the terms of each of our credit facilities, we must comply with certain restrictions. These include restrictions on priority indebtedness (certain threshold percentages of secured consolidated net tangible assets), leverage thresholds, liens, and restrictions on certain types of sale lease-back transactions and transfers of assets. Failure to comply with these restrictions or maintain our credit rating may result in issues with our current financing structure and potential future financing requirements. A deterioration in our credit rating could also affect our ability to obtain future financing or refinance our current debt, as well as increase our borrowing rates, which could have an adverse effect on our business and financial results.

Credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

        The credit ratings assigned to the notes reflect the rating agencies' current assessment of our ability to make payments on the notes when due. Consequently, real or anticipated changes in any of these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to the structure, market or other factors related to the value of the notes.

We may be unable to refinance our indebtedness.

        We may need to refinance all or a portion of our indebtedness, including the notes, before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, on commercially reasonable terms or at all. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms, or at all.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

        If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes, we will be required to make an offer to repurchase the notes in cash at the redemption prices described in this prospectus supplement. However, we may not be able to repurchase the notes upon a Change of Control Triggering Event because we may not have sufficient funds to do so. We may also be required to offer to repurchase certain of our other debt upon a change of control and such event may give rise to an event of default under our credit facilities. In addition, agreements governing indebtedness incurred in the future may restrict us from repurchasing the notes in the event of a Change of Control Triggering Event. Any failure to repurchase properly tendered notes would constitute an event of default under the indenture governing the notes, which could, in turn, cause an acceleration of our other indebtedness. See "Description of the Notes—Repurchase Upon Change of Control Triggering Event."

        We can enter into transactions, like recapitalizations, reorganizations, transactions with "permitted parties" (as defined in "Description of the Notes—Repurchase Upon Change of Control Triggering Event") and other highly leveraged transactions, that do not constitute a change of control but that could adversely affect the holders of the notes. The change of control provision contained in the indenture may not necessarily afford you protection in the event of certain important corporate events, including a reorganization, restructuring, merger or other similar transaction involving us that may adversely affect you, because such corporate events may not involve a shift in voting power or beneficial ownership or, even if they do, may not constitute a "Change of Control" as defined in the indenture. The indenture will not contain provisions that would require the Company to offer to repurchase or redeem the notes in the event of a reorganization, restructuring, merger, recapitalization or similar transaction.

We may be unable to redeem the notes in the event of a special mandatory redemption.

        The notes will be subject to a special mandatory redemption in the event that (i) we do not complete the Acquisition on or prior to November 11, 2016 (or, if pursuant to Purchase Agreement the Termination Date is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended), or (ii) if, prior to such date, we notify the Trustee in writing that we will not pursue the Acquisition. The special mandatory redemption price will be equal to 101% of the aggregate principal amount of the applicable series of notes, plus accrued and unpaid interest from the issue date of the notes, up to, but excluding, the date of such special mandatory redemption. See "Description of the Notes—Special Mandatory Redemption." We are not obligated to place the proceeds of the offering of the notes in escrow prior to the closing of the Acquisition or to provide a security interest in those proceeds, and there are no other restrictions on our use of these proceeds during such time. Accordingly, we will need to fund any special mandatory redemption using proceeds that we have voluntarily retained or from other sources of liquidity, including by exercising certain reimbursement rights under the Purchase Agreement. In the event of a special mandatory redemption, we may not have sufficient funds to purchase all of the notes.

In the event of a special mandatory redemption, holders of the notes may not obtain their expected return on such notes.

        If we redeem the notes pursuant to the special mandatory redemption provisions, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. In addition, as a result of the special mandatory redemption provisions of the notes, the trading prices of the notes may not reflect the financial results of our business or macroeconomic factors. You will have no rights under the special mandatory redemption provisions if the Acquisition closes within the prescribed timeframe, nor will you have any right to require us to repurchase your notes if, between the closing of this offering and the closing of the Acquisition, we experience any changes (including any material changes) in our business or financial condition, or if the terms of the Purchase Agreement change, including in material respects.

The notes of each series will be a new class of securities for which there is no established public trading market, and no assurance can be given as to:

  •
  the liquidity of any such market that may develop;

  •
  the ability of holders of the notes to sell their notes; or

  •
  the prices at which the holders of the notes would be able to sell their notes.

        If such markets were to exist, the notes could trade at prices that may be higher or lower than their principal amounts or purchase prices, depending on many factors, including:

  •
  prevailing interest rates and the markets for similar securities;

  •
  our credit rating;

  •
  the terms related to redemption or repurchase of the notes;

  •
  the amount of our outstanding indebtedness;

  •
  the interest of securities dealers in making a market;

  •
  the remaining time to maturity of the notes;

  •
  changes to the Acquisition terms or problems or delays in closing the Acquisition;

  •
  general economic conditions; and

  •
  our financial condition, historic financial performance and future prospects.

        The underwriters have advised us that they currently intend to make a market in the notes of each series. However, the underwriters are not obligated to do so and any underwriter may discontinue its market making activities at any time without notice. We do not intend to apply for a listing of the notes of any series on any securities exchange.

The guarantees of the notes may not be enforceable in certain circumstances.

        The Trustee is entitled, subject to the terms of the indenture governing the notes and provided that an event of default has occurred and is continuing, to seek redress from each Guarantor for the guaranteed indebtedness. However, there can be no assurance that the Trustee will, or will be able to, effectively enforce the guarantees or that the assets of the Guarantors, together with those of the Company, will be sufficient to satisfy our obligations under the notes.

        The creditors of the Company and the Guarantors could challenge the issuances of any of the notes or the related guarantees and any related security as fraudulent transfers, conveyances or preferences, transfers at under value or on other grounds under applicable law. A court could void the obligations under the notes or any guarantee and any related security or take other actions detrimental to the holders of the notes if, among other things, it were to determine that we or the applicable Guarantor:

  •
  issued the notes or guarantee or related security with the intent to prefer, defeat, hinder, delay or defraud its existing or future creditors;

  •
  received less than reasonably equivalent value or fair consideration in return for issuing the notes or the guarantee or related security;

  •
  was insolvent or rendered insolvent by reason of issuing the notes or the guarantee; or

  •
  acted in an oppressive manner, unfairly prejudicial to or unfairly disregarded the interests of any stakeholder or other interested party.

        To the extent a court voids a guarantee and any related security as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of the notes would cease to have any direct claim against the Guarantor that delivered the guarantee. If a court were to take this action, the Guarantor's assets would be applied first to satisfy the Guarantor's liabilities, including trade payables, and preferred stock claims, if any, before any payment in respect of the guarantee could be made. A Guarantor's remaining assets may not be sufficient to satisfy the claims of holders of the notes relating to any voided portions of the guarantees and any related security.

Risks Related to our Business

        For risks related to our business, please see our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein, as well as the information set out below.

The vote in the U.K. to leave the European Union could adversely affect us.

        Nearly 11% of our pro forma net sales in 2015 came from the U.K., which is our largest market in Europe. In a referendum held on June 23, 2016, a majority of voters in the U.K. voted in favor of the U.K. leaving the European Union. At this time, we are not able to predict the impact that the result of this vote will have on the economy in Europe, including in the U.K., or on GBP, euro or other European exchange rates. Weakening of economic conditions or economic uncertainties tend to harm the beer business, and if such conditions emerge in the U.K. or in the rest of Europe, it may have a material adverse effect on our Europe segment. In addition, any significant weakening of the GBP or the euro to the U.S. dollar will have an adverse impact on our European revenues as reported in U.S. dollars due to the importance of U.K. sales.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth consolidated ratio of earnings to fixed charges for each of the last five fiscal years and for the three months ended March 31, 2016. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal Year Ended					Three Months Ended March 31, 2016
	December 31, 2011	December 29, 2012	December 31, 2013	December 31, 2014	December 31, 2015
Ratio of earnings to fixed charges(1)	6.9	3.8	4.3	4.8	4.1	4.6

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings available for fixed charges consists of income from continuing operations before income taxes and minority interests plus fixed charges, amortization of capitalized interest and distributions from unconsolidated entities less equity in net income of unconsolidated entities and capitalized interest. Fixed charges include interest expense (net of capitalized interest), capitalized interest and the portion of rental expense that management believes is representative of the appropriate interest component of rental expense. The portion of rent expense representing interest is estimated to be 33%.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering, after deducting estimated fees and expenses and the underwriters' discounts and commissions, will be approximately $5.247 billion. We estimate that the total net proceeds from this offering, together with the Concurrent Offerings, after deducting estimated fees and expenses and the underwriters' discounts and commissions, will be approximately $6.8 billion.

        We intend to use all the net proceeds of the offering as partial consideration for the Acquisition. Prior to the closing of the Acquisition, we intend to invest the net proceeds from this offering in U.S. government securities, short-term certificates of deposit, cash equivalents, money market funds or other short-term investments or demand deposit accounts. The net proceeds from this offering will not be deposited into an escrow account and you will not receive a security interest in such proceeds.

        The notes will be subject to a special mandatory redemption in the event that (i) we do not complete the Acquisition on or prior to November 11, 2016 (or, if pursuant to the Purchase Agreement the Termination Date is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended), or (ii) if, prior to such date, we notify the Trustee in writing that we will not pursue the Acquisition. The special mandatory redemption price will be equal to 101% of the aggregate principal amount of the applicable series of notes, plus accrued and unpaid interest from the issue date of the notes, up to, but excluding, the date of such special mandatory redemption. See "Description of the Notes—Special Mandatory Redemption."

 CAPITALIZATION

        The table below sets forth our cash and cash equivalents and capitalization as of March 31, 2016:

  •
  on an actual basis; and

  •
  on a pro forma basis to give effect to (i) the consummation of the Acquisition, including transaction costs, (ii) the offering of the notes and the Concurrent Offerings, deducting underwriting discounts and commissions and estimated offering expenses payable by us, the receipt of the net proceeds from this offering and the Concurrent Offerings, and (iii) the application of the net proceeds from this offering, the Concurrent Offerings and the Term Loan Agreement.

        You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as well as our financial statements and unaudited pro forma condensed combined financial information and the related notes thereto included or incorporated by reference in this prospectus supplement.

	As of March 31, 2016
	Actual	Pro Forma(1)
	(in millions)
Cash and cash equivalents	$2,602.9	$199.7

Short-term borrowings and current portion of long-term debt:
Cash pool overdrafts	38.8	38.8
Japanese Yen 1.5 billion LOC	10.7	10.7
Other short-term borrowings	14.0	14.0

Total short-term borrowings and current portion of long-term debt	63.5	63.5

Long-term debt:
Term loan financing	—	2,915.0
MillerCoors long-term debt	—	2.0
CAD 500 million 3.95% Series A notes due 2017	384.5	384.5
CAD 400 million 2.25% notes due 2018	307.6	307.6
CAD 500 million 2.75% notes due 2020	384.5	384.5
$300 million 2.0% notes due 2017	300.5	300.5
$500 million 3.5% notes due 2022	517.1	517.1
$1.1 billion 5.0% notes due 2042	1,100.0	1,100.0
Notes offered hereby	—	5,300.0
Notes offered in the Concurrent Offerings	—	1,500.0
Less: unamortized debt discounts and debt issuance costs	(20.8)	(93.5)

Total long-term debt	2,973.4	12,617.7

Total equity	9,919.3	11,945.6

Total capitalization	$12,956.2	$24,626.8

(1)
The pro forma information in the above capitalization table has been updated from the pro forma information filed on our Current Report on Form 8-K on May 12, 2016 to reflect this offering and the Concurrent Offerings in lieu of borrowing under the Bridge Loan Agreement.

DESCRIPTION OF THE NOTES

        This section describes the specific financial and legal terms of the notes (as defined below). References to "we," "us" or the "Company" in this Description of the Notes are references to Molson Coors Brewing Company and not any of its subsidiaries. The following is a summary of the material terms of each series of the notes offered hereby and does not purport to be complete. Reference is made to the indenture (defined below) for the full text of the terms of each series of the notes, a copy of which is available from us upon request as described under the caption "Information Incorporated by Reference." The terms of the notes include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        On November 11, 2015, we entered into a purchase agreement (the "Purchase Agreement") with Anheuser-Busch InBev SA/NV ("ABI") to acquire, contingent upon the acquisition of SAB Miller plc ("SAB Miller") by ABI, all of SAB Miller's interest in MillerCoors LLC ("MillerCoors") and all the trademark contracts and other assets primarily related to the Miller brand portfolio outside the United States of America and Puerto Rico (such acquisition, the "Acquisition"). The notes will be subject to a special mandatory redemption in the event that (i) we do not complete the Acquisition on or prior to November 11, 2016 (or if, pursuant to the Purchase Agreement the Termination Date (as defined therein) is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended), or (ii) if, prior to such date, we notify the trustee in writing that we will not pursue the Acquisition.

        The special mandatory redemption price for each series of the notes is equal to 101% of the aggregate principal amount of such series, plus accrued and unpaid interest on such series to, but excluding, the Special Mandatory Redemption Date (as defined below).

General

        Each series of notes offered hereby will be issued under an indenture, to be dated as of July 7, 2016, among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a supplemental indenture, to be dated as of July 7, 2016, among us, the Guarantors and the trustee (as supplemented, the "indenture"), in an aggregate principal amount of $5.3 billion. The 1.450% senior notes due 2019 will be issued in an initial aggregate principal amount of $500 million and will mature on July 15, 2019 (the "2019 notes"). The 2.100% senior notes due 2021 will be issued in an initial aggregate principal amount of $1.0 billion and will mature on July 15, 2021 (the "2021 notes"). The 3.000% senior notes due 2026 will be issued in an initial aggregate principal amount of $2.0 billion and will mature on July 15, 2026 (the "2026 notes"). The 4.200% senior notes due 2046 will be issued in an initial aggregate principal amount of $1.8 billion and will mature on July 15, 2046 (the "2046 notes"). The 2019 notes, the 2021 notes, the 2026 notes and the 2046 notes are collectively referred to herein as the "notes." Each series of notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. The notes will not be entitled to any sinking fund.

        Interest will accrue on each of the 2019 notes, the 2021 notes, the 2026 notes and the 2046 notes at the applicable rate per annum shown on the cover of this prospectus supplement from the issue date of the notes, or from the most recent date to which interest has been paid or provided for, and will be payable in cash semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2017, to the persons in whose names the notes are registered in the security register at the close of business on the January 5 or July 5 preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of such notes is payable. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.

Principal and interest will be payable, and the notes will be transferable or exchangeable, at the office or offices or agency maintained by us for this purpose.

        If any interest payment date is not a Business Day, we will pay interest on the next day that is a Business Day as if payment were made on the date such payment was due, and no interest will accrue on the amounts so payable for such delay. A Business Day is a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

        We will initially appoint the trustee at its corporate trust office as a paying agent, transfer agent and registrar for the notes. We will cause each transfer agent to act as a co-registrar and will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of the notes and registration of transfers of the notes. We may vary or terminate the appointment of any paying agent or transfer agent, or appoint additional or other such agents or approve any change in the office through which any such agent acts. We will provide you with notice of any resignation, termination or appointment of the trustee or any paying agent or transfer agent, and of any change in the office through which any such agent will act.

        The notes will be unsecured and unsubordinated obligations of the Company and will rank pari passu with its other unsecured and unsubordinated debt, including the Existing Notes (defined below) and U.S. borrowings under our credit facilities.

        We may issue additional securities under the indenture from time to time in one or more other series, which may have terms and conditions that differ from those set forth herein. The 2019 notes, the 2021 notes, the 2026 notes and the 2046 notes will each constitute a separate series of securities under the indenture. We are initially offering the notes in the aggregate principal amount of $5.3 billion. In addition, we may, without the consent of the holders of any series of the notes, issue additional notes having the same terms and conditions in all respects as any series of the notes being offered hereby, except for the applicable issue date and the issue price. Any such additional notes having such similar terms, together with the relevant series of the notes offered by this prospectus supplement, will be treated as a single series of securities under the indenture, provided that if any such additional notes are not fungible with the existing notes for United States federal income tax purposes, such additional notes will have a separate CUSIP number.

Guarantees

        The notes will be jointly and severally guaranteed on a full and unconditional senior unsecured basis initially by Molson Coors International LP, Molson Canada 2005, Molson Coors International General, ULC, Molson Coors Callco ULC, Coors International Holdco, ULC, Coors Brewing Company, Molson Coors Holdco Inc., CBC Holdco LLC, MC Holding Company LLC, CBC Holdco 2 LLC and Newco3, Inc. (all of which are wholly owned directly or indirectly by the Company and, upon consummation of the Acquisition, MillerCoors. The Guarantors will fully and unconditionally guarantee the payment of all of the principal of, and any premium and interest, if any, on, the notes when due, whether at maturity or otherwise. Each guarantee will be limited as necessary to prevent such guarantee from being rendered voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each of these entities will also guarantee our obligations under our credit facilities and our Existing Notes.

        Each Guarantor that makes a payment under its guarantee will be entitled to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. If a guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor and, depending on the amount of such indebtedness, a Guarantor's liability on its guarantee could be reduced to zero.

        In addition, the Company will cause each of its Subsidiaries that guarantees Senior Debt of the Company under (i) the Company's then-existing primary credit facility, (ii) the 2.25% Notes due 2018 guaranteed by the Company, the 2.75% Notes due 2020 guaranteed by the Company, the 2.0% Notes due 2017 issued by the Company, the 3.5% Notes due 2022 issued by the Company, the 5.0% Notes due 2042 issued by the Company or the 3.95% Series A Notes due 2017 (the "Existing Notes"), or (iii) any senior unsecured notes issued by the Company in future capital markets transactions ("Additional Debt"), after the first original issue date of the notes to, within 30 days of any of the events listed in clauses (i), (ii), and (iii) immediately above, to execute and deliver to the trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of each series of the notes on the same terms and conditions as the original guarantees from the initial Guarantors.

        A Guarantor will be automatically released and relieved from all its obligations under its guarantee in the following circumstances:

          (a)   upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of at least a majority of the total voting power of the capital stock or other interests of such Guarantor (other than to the Company or any of its Subsidiaries), as permitted under the indenture;

          (b)   upon the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Company or any of its Subsidiaries), as permitted under the indenture; or

          (c)   if at any time when no default has occurred and is continuing with respect to the notes, such Guarantor no longer guarantees (or which guarantee is being simultaneously released or will be immediately released after the release of the Guarantor) the Debt of the Company under (i) the Company's then-existing primary credit facility, (ii) the Existing Notes or (iii) any Additional Debt.

        "Senior Debt" means, with respect to any Person, Debt of such Person, whether outstanding on the date of the indenture or thereafter incurred unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes; provided, however, that Senior Debt shall not include (1) any Debt of such Person owing to any affiliate of the Company; or (2) any Debt of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Debt of such Person.

Optional Redemption

        We may, at our option, at any time and from time to time redeem all or any portion of any series of the notes at any time prior to the applicable Par Call Date (as set forth in the table below) or, in the case of the 2019 notes, at any time prior to maturity on not less than 30 nor more than 60 days' prior notice mailed to registered holders of the notes to be redeemed at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes being redeemed; and

  •
  the sum, as determined by an Independent Investment Banker, of the present values of the redemption price of the notes on the applicable Par Call Date, or the maturity date in the case of the 2019 notes, and the remaining scheduled payments of interest on the series of notes being redeemed as if the notes were redeemed on the applicable Par Call Date, or the maturity date in the case of the 2019 notes, (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) computed using a discount rate equal to the Treasury Rate plus (i) 15 basis points in the case of the 2019 notes, (ii) 20 basis points in the case of the 2021 notes,

    (iii) 25 basis points in the case of the 2026 notes, and (iv) 30 basis points in the case of the 2046 notes,

in each case, plus accrued and unpaid interest on the principal amount of such notes being redeemed to, but excluding, the redemption date.

        Each series of notes other than the 2019 notes will be redeemable, in whole or in part, at our option at any time from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding the date of redemption.

Series	Par Call Date
2.100% Senior Notes due 2021	June 15, 2021
3.000% Senior Notes due 2026	April 15, 2026
4.200% Senior Notes due 2046	January 15, 2046

        If money sufficient to pay the redemption price of all of the notes (or portions thereof) to be redeemed on the redemption date is deposited with the trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such series of notes (or such portion thereof) called for redemption.

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated (on a day-count basis) maturity comparable to the Par Call Date, or the maturity date in the case of the 2019 notes, of the applicable series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Par Call Date of such series of notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations or, if only one such Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

        "Independent Investment Banker" means an independent investment banking institution of national standing appointed by us, which may be one of the Reference Treasury Dealers.

        "Reference Treasury Dealer" means any primary U.S. government securities dealer in the United States that we select.

        "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

        If we elect to redeem less than all of any series of the notes, and such notes are at the time represented by a global note, then the depositary will select by lot the particular notes of such series to be redeemed. If we elect to redeem less than all of any series of the notes, and any of such notes are not represented by a global note, then the trustee will select the particular notes of such series to be redeemed in accordance with its customary practices and procedures (and the depositary will select by lot the particular interests in any global note of such series to be redeemed).

        We may at any time, and from time to time, purchase the notes at any price or prices in the open market, through negotiated transactions, by tender offer or otherwise.

        Once notice of redemption is mailed for any series of notes, the notes of such series called for redemption will become due and payable on the redemption date at the applicable redemption price.

        Notice of any redemption of notes in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a change of control) may, at the Company's discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company's obligations with respect to such redemption may be performed by another Person.

Special Mandatory Redemption

        The Company expects to use the net proceeds from this offering as partial consideration for the Acquisition, as described under the heading "Use of Proceeds."

        Each series of the notes will be redeemed in whole at a special mandatory redemption price (the "Special Mandatory Redemption Price") equal to 101% of the aggregate principal amount of the applicable series of notes, plus accrued and unpaid interest on the principal amount of such series of the notes to, but excluding, the Special Mandatory Redemption Date (as defined below), if (i) the closing of the Acquisition has not occurred on or prior to November 11, 2016 (or if, pursuant to Purchase Agreement the Termination Date (as defined therein) is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended), or (ii) if, prior to such date, we notify the trustee in writing that we will not pursue the Acquisition. Each of (i) and (ii) is a "Special Mandatory Redemption Event").

        Upon the occurrence of a Special Mandatory Redemption Event, the Company shall promptly (but in no event later than 10 Business Days following such Special Mandatory Redemption Event) notify the trustee in writing (such date of notification, the "Redemption Notice Date"), that the notes are to be redeemed on the 30th day following the Redemption Notice Date (such date, the "Special Mandatory Redemption Date"), in each case in accordance with the applicable provisions of the indenture. The trustee, upon receipt of the notice specified above, on the Redemption Notice Date shall notify each holder in accordance with the applicable provisions of the indenture that all of the outstanding notes shall be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the holders of any series of the notes. At or prior to 12:00 p.m. (New York City time) on the Special Mandatory Redemption Date, the Company shall deposit funds sufficient to pay the Special Mandatory Redemption Price for each series of notes on such date. If such deposit is made as provided above, the notes will cease to bear interest on and after the Special Mandatory Redemption Date.

Repurchase Upon Change of Control Triggering Event

        If a Change of Control Triggering Event (as defined below) occurs with respect to a particular series of notes, unless we have unconditionally exercised our right to redeem such notes as described herein, each holder of such notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of the applicable series of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of purchase (the "Change of Control Payment").

        Within 30 days following any Change of Control Triggering Event with respect to a particular series of notes, or, at our option, prior to the date of consummation of any Change of Control, but after public announcement of the pending Change of Control, we will mail a notice to holders of such series of notes, with a copy to the trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice. The repurchase obligation with respect to any notice mailed prior to the consummation of the Change of Control, shall be conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

        To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such conflicts.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not validly withdrawn; and

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  deliver or cause to be delivered to the trustee the notes properly accepted together with an officer's certificate stating the aggregate principal amount of notes being repurchased.

        The paying agent will promptly mail to each holder of notes properly tendered and not validly withdrawn the purchase price for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        We will not be required to make an offer to repurchase the notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

        For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

        "Below Investment Grade Rating Event" means the notes of the applicable series are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control or (2) public notice of our intention to effect a Change of Control, in each case until the end of the 60-day period following the earlier of (1) the occurrence of a Change of Control or (2) public notice of our intention to effect a Change of Control; provided, however, that if during such 60-day period one or more Rating Agencies has publicly announced that it is considering a possible downgrade of the notes, then such 60-day period shall be extended for such time as the rating of the notes by any such Rating Agency remains under publicly announced consideration for possible downgrade. Notwithstanding the foregoing, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

        "beneficial owner" will be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), as in effect on the date of the indenture.

        "beneficially own" and "beneficially owned" have meanings correlative to that of beneficial owner.

        "Change of Control" means the occurrence of any of the following: (1) any "person" or "group" (other than the "permitted parties") is or becomes (by way of merger or consolidation or otherwise) the "beneficial owner," directly or indirectly, of shares of our Voting Stock representing 50% or more of the total voting power of all outstanding classes of our Voting Stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of us and our Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to (i) us or one of our Subsidiaries, or (ii) one or more permitted parties; or (3) the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the indenture). Notwithstanding the foregoing, (a) a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company's voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, and (b) the right to acquire Voting Stock (so long as such person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a "beneficial owner."

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB–(or the equivalent) by S&P.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "person" or "group" have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act as in effect on the issue date of the notes (but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and any permitted party shall be excluded when determining the members of such "group"), and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the issue date of the notes.

        "permitted party" means (a) (i) the Adolph Coors, Jr. Trust, (ii) any trustee of such Trust acting in its capacity as such, (iii) any Person that is a beneficiary of such trust on the date hereof, (iv) any other trust or similar arrangement for the benefit of such beneficiaries, (v) the successors of any such Persons, (vi) any Persons Controlled by such Persons, (vii) Peter H. Coors and Marilyn E. Coors, their estates, their lineal descendants and any other trust for the benefit of such Persons and (viii) any Person who any of the foregoing have voting control over the Voting Stock of the Company held by such Person; and (b) (i) Pentland Securities (1981) Inc., a Canadian corporation, (ii) Lincolnshire Holdings Inc., (iii) Nooya Investments Inc., (iv) Eric Molson and Stephen Molson, their spouses, their estates, their lineal descendants and any trusts for the benefit of such Persons (including, as to any common stock of the Company held by it for the benefit of such Persons, the trust established under the Voting and Exchange Trust Agreement (as defined in the Combination Agreement dated as of July 21, 2004 between the Company and Molson), (v) the successors of any such Persons, (vi) any Persons Controlled by such Persons, and (vii) any Person who any of the foregoing have voting control over the Voting Stock of the Company held by such Person.

        "Rating Agencies" means (1) each of Moody's and S&P; and (2) if either of Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody's or S&P, or both, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        The term "all or substantially all" as used in the definition of Change of Control will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of "all or substantially all" of our assets.

        In calculating the amount of Voting Stock owned by a person or group the Voting Stock "beneficially owned" by any permitted party shall not be included.

Certain Restrictions

        The following restrictions will apply to the notes:

Restrictions on Secured Debt

        If the Company or any Restricted Subsidiary shall incur, issue, assume or enter into a guarantee of any Debt secured by a mortgage, pledge or lien ("Mortgage," provided, however, that in no event shall an operating lease be deemed to constitute a Mortgage) on any Principal Property of the Company or any Subsidiary, or on any Capital Stock of any Restricted Subsidiary, the Company will, or will cause such Subsidiary or Restricted Subsidiary to, secure the notes equally and ratably with (or, prior to) such secured Debt, for so long as such Debt is so secured, unless the aggregate amount of all such secured Debt (for the avoidance of doubt, to the extent such debt is secured by a Mortgage on any Principal Property), when taken together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties of the Company or any Subsidiary (with the exception of such transactions which are excluded as described in the next paragraph and in the second paragraph in "—Restrictions on Sales and Leasebacks" below), would not, at the time of such incurrence or guarantee, exceed 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Company.

        The above restriction will not apply to Debt secured by:

          (1)   Mortgages existing on any property prior to the acquisition thereof by the Company or a Restricted Subsidiary or existing on any property of any corporation or other entity that becomes a Subsidiary after the date of the indenture prior to the time such corporation becomes a Subsidiary or securing indebtedness that is used to pay the cost of acquisition of such property or to reimburse the Company or a Restricted Subsidiary for that cost; provided, however, that such Mortgage shall not apply to any other property of the Company or a Restricted Subsidiary other than improvements and accessions to the property to which it originally applies;

          (2)   Mortgages to secure the cost of development or construction of such property, or improvements of such property; provided, however, that such Mortgages shall not apply to any other property of the Company or any Restricted Subsidiary;

          (3)   Mortgages in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

          (4)   Mortgages securing indebtedness owing to the Company or a Guarantor;

          (5)   Mortgages existing on the first date the notes are originally issued;

          (6)   Mortgages required in connection with governmental programs which provide financial or tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a lien permitted under the indenture;

          (7)   extensions, renewals or replacements of the Mortgages referred to in this paragraph (other than Mortgages described in clauses (2) and (4) above) so long as the principal amount of the secured Debt is not increased (except by an amount not to exceed the fees and expenses, including any premium and defeasance costs incurred with such extension, renewal or replacement) and the extension, renewal or replacement is limited to all or part of the same property secured (and for the avoidance of doubt could have been secured) by the Mortgage so extended, renewed or replaced; or

          (8)   Mortgages in connection with sale and leaseback transactions described in the second paragraph in "—Restrictions on Sales and Leasebacks" below.

        For the avoidance of doubt, the accrual of interest, accretion or amortization of original issue discount or accreted value, the accretion of dividends, and the payment of interest on Debt in the form of additional Debt will not be deemed to be an incurrence, issuance, assumption or guarantee of Debt.

Restrictions on Sales and Leasebacks

        Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions, when taken together with all secured Debt permitted under the first paragraph in "—Restrictions on Secured Debt" above (and not excluded in the second paragraph thereof) would not, at the time such transaction is entered into, exceed 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Company.

        The above restriction will not apply to, and there will be excluded from Attributable Debt in any computation under this restriction, any sale and leaseback transaction if:

          (1)   the transaction is between or among two or more of the Company and the Guarantors;

          (2)   the lease is for a period, including renewal rights, of not in excess of three years;

          (3)   the transaction is with a governmental authority that provides financial or tax benefits;

          (4)   the net proceeds of the sale are at least equal to the fair market value of the property and, within 180 days of the transfer, the Company or the Guarantors repay Funded Debt owed by them or make expenditures for the expansion, construction or acquisition of a Principal Property at least equal to the net proceeds of the sale; or

          (5)   such sale and leaseback transaction is entered into within 180 days after the acquisition or construction, in whole but not in part, of such Principal Property.

SEC Reports

        The indenture will provide that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Certain Definitions

        "Attributable Debt" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount of such liability is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangements as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, units or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

        "Consolidated Net Tangible Assets" means the consolidated total assets of the Company, including its consolidated subsidiaries, after deducting current liabilities (except for those which are Funded Debt or the current maturities of Funded Debt) and goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible assets. Deferred income taxes, deferred investment tax credit or other similar items, as calculated in accordance with GAAP, will not be considered as a liability or as a deduction from or adjustment to total assets.

        "Debt" means with respect to any Person:

          (1)   indebtedness for money borrowed of such Person, whether outstanding on the date of the indenture or thereafter incurred; and

          (2)   indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable.

        The amount of indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the amount of any contingent obligation at such date that would be classified as indebtedness in accordance with GAAP; provided, however, that (i) in the case of indebtedness sold at a discount, the amount of such indebtedness at any time will be the accreted value thereof at such time and (ii) otherwise the amount of such indebtedness will be the principal amount of such indebtedness.

        "Funded Debt" of any Person means (a) all Debt of such Person having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of such Person, or (b) rental obligations of such Person payable more than 12 months from such date under leases which are capitalized in accordance with GAAP (such rental obligations to be included as Funded Debt at the amount so capitalized).

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the issue date of the notes. At any time after the issue date of the notes, the Company may elect to apply International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.

        "Guarantors" means (a) Molson Coors International LP, Molson Canada 2005, Molson Coors International General, ULC, Molson Coors Callco ULC, Coors International Holdco, ULC, Coors Brewing Company, Molson Coors Holdco Inc., CBC Holdco LLC, MC Holding Company LLC, CBC Holdco 2 LLC and Newco3, Inc., and, no later than 30 days after the consummation of the Acquisition, MillerCoors and (b) each of the Company's future Subsidiaries that guarantees the notes as required by the provisions described under "—Guarantees" above, until in each case, such entity is released as a Guarantor pursuant to the terms of the indenture.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

        "Principal Property" means any brewery, manufacturing, processing or packaging plant or warehouse owned at the date of the indenture or thereafter acquired by the Company or any Restricted Subsidiary which is located within the United States of America or Canada, other than any property which in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and the Restricted Subsidiaries as an entirety.

        "Restricted Subsidiary" means a Subsidiary of the Company (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States or Canada, and (b) which owns a Principal Property.

        "Significant Subsidiary" means any Subsidiary of the Company that would be a "Significant Subsidiary" within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Subsidiary" means, with respect to any Person, any other Person more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by such first Person and/or one or more other Subsidiaries of such first Person.

        "Voting Stock" of any entity means the class or classes of Capital Stock then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote generally on matters to be decided by the stockholders (or other owners) of such entity (including the election of directors), which, for the avoidance of doubt, in the case of the Company as of the date hereof consists of the Class A common stock and the Special Class A voting stock, taken together.

Merger, Consolidation or Sale of Assets

        The indenture will provide that (i) the Company shall not merge or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets, and (ii) a Guarantor shall not merge or sell, convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets, in each case to any Person unless (i) the successor is organized under the laws of the United States, Canada, Switzerland, the United Kingdom, any member of the European Union or the predecessor's jurisdiction of organization, or any state, province or division thereof, or the District of Columbia, (ii) such successor assumes the obligations of the Company or such Guarantor with respect to the notes or the related guarantee, as applicable, under the indenture, and (iii) after giving effect to such transaction, no default or event of default under the indenture will have occurred and be continuing.

Defeasance and Discharge

        The indenture will provide that the Company may elect either (i) to defease and be discharged from any and all obligations with respect to any series of notes (except as otherwise provided in the indenture) ("defeasance") or (ii) to be released, and to have the Guarantors released, from any and all obligations with respect to certain covenants that are described in the indenture ("covenant defeasance"), upon the irrevocable deposit with the trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on such series of notes to maturity or redemption, as the case may be (provided that any excess moneys or government obligations and any moneys or government obligations remaining unclaimed after two years from the maturity date or redemption date, as applicable, with respect to such series of notes will be repaid). As a condition to defeasance or covenant defeasance, the Company must deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. The Company may exercise its defeasance option with respect to any series of notes notwithstanding the prior exercise of the covenant defeasance option with respect thereto. If the Company exercises the defeasance option with respect to any series of notes, payment of such series of the notes may not thereafter be accelerated because of an event of default.

        If the Company exercises the covenant defeasance option with respect to any series of notes, payment of such series of notes may not thereafter be accelerated by reference to any covenant from which the Company and the Guarantors were released as described under clause (ii) of the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the applicable series of notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Events of Default

        Each of the following constitutes an event of default under the indenture with respect to each series of notes issued under the indenture:

          (1)   default in the payment of any installment of interest on any series of notes issued under the indenture for 30 days after becoming due;

          (2)   default in the payment of principal (or premium, if any) on any series of notes issued under the indenture when due;

          (3)   default in the performance of any other covenant with respect to any series of notes continuing for 90 days after notice as provided below;

          (4)   if payment of any Debt of the Company, the Guarantors or any of the Company's Significant Subsidiaries in a principal amount exceeding $200 million is accelerated as a result of the failure of the Company, any Guarantor or any of the Company's Significant Subsidiaries to perform any covenant or agreement applicable to such Debt which acceleration is not rescinded or annulled within 60 days after written notice thereof; and

          (5)   certain events of bankruptcy, insolvency or reorganization with respect to the Company.

        If an event of default described in clause (1) through (4) above shall occur and be continuing with respect to any series of notes outstanding, then either the trustee or the holders of at least 25% in principal amount of the applicable series may declare the principal and premium, if any, of the notes of such series and the accrued interest thereon, if any, to be due and payable. If an event of default described in clause (5) above shall occur and be continuing, then the principal and premium, if any, of all of the series of notes and the accrued interest thereon, if any, shall be due and payable without any declaration or other act on the part of the trustee or any holders of any series of the notes. The indenture will provide that the trustee shall, within 90 days after the occurrence of a default known to the trustee, give the holders of each affected series of notes notice of all uncured defaults known to it (the term "default" to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal of or interest on any series of notes, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of such affected series and so advises the Company in writing. At any time after such declaration of acceleration has been made, the holders of a majority in principal amount of such series of notes, by written notice to the Company and the trustee, may, in certain circumstances, rescind and annul such declaration with respect to such series of notes, provided that such rescission would not conflict with any judgment or decree, and if all existing events of default have been cured or waived except non-payment of the principal amount or premium, if any, or interest on the notes of such series that has become due solely because of acceleration.

        We will furnish to the trustee within 120 days after the end of the Company's fiscal year (and at least once in each 12 month period and at any other reasonable time upon the demand of the trustee) a statement by certain officers to the effect that, to the best of their knowledge, no default has occurred under the indenture or, if there has been a default, specifying each such default. The holders of a majority of the outstanding principal amount of any series of notes affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of notes, and to waive certain defaults with respect thereto. The indenture will provide that in case an event of default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of any series of notes unless they first shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

        Before any holder of any series of notes may institute action for any remedy, except payment on such holder's notes when due, the holders of not less than 25% in principal amount of the notes of such series outstanding must request the trustee to take action and certain other conditions must be met. Holders must also offer and give the trustee security or indemnity reasonably satisfactory to it against liabilities incurred by the trustee for taking such action.

Modification of the Indenture and Waiver

        The indenture will provide that the Company, the Guarantors (except that with respect to clause (1) below with respect to the addition of guarantors, the signatures of the other Guarantors shall not be required) and the trustee may enter into supplemental indentures without the consent of the holders of any series of notes to:

          (1)   add guarantors with respect to the applicable series of notes, including any Guarantors, or to secure the notes;

          (2)   add covenants for the protection of the holders of any series of notes;

          (3)   add any additional events of default;

          (4)   cure any ambiguity, omission, mistake, defect or inconsistency in the indenture;

          (5)   add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

          (6)   supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes so long as any such action shall not adversely affect the interests of any holder of such series of notes or any other series of debt securities issued thereunder;

          (7)   prohibit the authentication and delivery of additional series of notes;

          (8)   provide for uncertificated notes in addition to or in place of certificated notes subject to applicable laws;

          (9)   establish the form or terms of other debt securities issued under the indenture and coupons of any series of such other debt securities pursuant to the indenture and to change the procedures for transferring and exchanging such other debt securities so long as such change does not adversely affect the holders of any outstanding debt securities, including the notes (except as required by applicable securities laws);

          (10) make any change to the indenture that does not adversely affect the rights of any holder of any series of debt securities, including the notes;

          (11) secure any series of debt securities, including the notes;

          (12) evidence the acceptance of appointment by a successor trustee and to add to or arrange any provisions of the indenture necessary for or to facilitate the administration of the trusts created under the indenture by more than one trustee;

          (13) comply with the merger and consolidation provisions pursuant to the indenture;

          (14) in the case of subordinated debt securities, to make any change to the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Debt under such provisions (but only if each such holder of Senior Debt under such provisions consents to such change);

          (15) evidence the release of any Guarantor pursuant to the terms of the indenture;

          (16) add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall: (i) neither apply to any debt security of any series including the notes, created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision; or (ii) become effective only when there is no such prior security outstanding; or

          (17) conform the indenture and/or the notes to this "Description of the Notes."

        The indenture will also contain provisions permitting the Company, the Guarantors and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each series of notes affected to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of such series of notes so affected. However, the Company may not, without the consent of each holder of notes of each series so affected:

          (1)   extend the final maturity of such series of notes;

          (2)   reduce the principal amount (or premium, if any) of such series of notes;

          (3)   reduce the rate or extend the time of payment of interest on such series of notes;

          (4)   reduce any amount payable on redemption of such series of notes or change the time (other than with respect to timing of notices of redemption) at which such series of notes may be redeemed in accordance with the indenture;

          (5)   impair the right of any holder of such series of notes to institute suit for the payment of such series of notes;

          (6)   reduce the percentage in principal amount of such series of notes the consent of the holders of which is required for any such modification;

          (7)   make such series of notes payable in currency other than that stated in such series of notes;

          (8)   make any changes in the ranking or priority of such series of notes that would adversely affect the holders of such series of notes;

          (9)   make any change to the guarantees made by any Guarantors that would adversely affect the rights of holders of such series of notes; or

          (10) amend the above items or applicable sections of the indenture providing certain rights to the majority of holders of such series of notes.

        The holders of at least a majority in principal amount of each series affected thereby then outstanding, may waive compliance by the Company and the Guarantors with certain restrictive provisions of the indenture applicable to such series. The holders of not less than a majority in principal amount of each series affected thereby then outstanding may waive any past default under the indenture applicable to such series, except a default (a) in the payment of principal of (and premium, if any) or any interest on such series, (b) in respect of a covenant, or provision of the indenture which cannot be modified or amended without the consent of the holder of each note of such series outstanding affected, or (c) arising from the failure to redeem or purchase notes of that series when required pursuant to the terms of the indenture.

Sinking Fund

        There will not be a sinking fund for the notes.

Governing Law

        The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

        Deutsche Bank Trust Company Americas will be the trustee under the indenture.

        We have customary banking relationships with the trustee and its affiliates. In addition, the trustee may serve as trustee for other debt securities issued by the Company from time to time.

        Except during the continuance of an event of default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an event of default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Clearance and Settlement

        The notes will be issued in the form of one or more fully registered global notes (each a "global note") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary") and registered in the name of Cede & Co., the Depositary's nominee. We will not issue notes in certificated form except in certain circumstances. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary (the "Depositary Participants"). Investors may elect to hold interests in the global notes through either the Depositary (in the United States), or Clearstream Banking Luxembourg S.A. ("Clearstream Luxembourg") or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") (in Europe) if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depositary. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg and JPMorgan Chase Bank acts as U.S. depositary for Euroclear (the "U.S. Depositaries"). Beneficial interests in the global notes will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

        The Depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Direct Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by NYSE

Euronext and the Financial Industry Regulatory Authority, Inc. Access to the Depositary's book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the SEC.

        Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations, known as Clearstream Luxembourg participants, and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg participant either directly or indirectly.

        Distributions with respect to the notes held beneficially through Clearstream Luxembourg will be credited to the cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

        Euroclear has advised us that it was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.

        Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. Depositary for Euroclear.

        If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the notes in definitive form in exchange for the entire global note representing such notes. In addition, we may at any time, and in our sole discretion, determine not to have the notes represented by the global note and, in such event, will issue notes in definitive form in exchange for the global note representing such notes. In any such instance, an owner of a beneficial interest in the global note will be entitled to physical delivery in definitive form of notes represented by such global note equal in principal amount to such beneficial interest and to have such notes registered in its name.

        Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream Luxembourg, Euroclear or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream Luxembourg and within Euroclear and between Clearstream Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream Luxembourg and Euroclear. Book-entry interests in the notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the notes among Clearstream Luxembourg and Euroclear and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream Luxembourg, Euroclear and the Depositary.

Global Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between Depositary Participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through the Depositary, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

        The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of the notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream Luxembourg participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a

Clearstream Luxembourg participant or a Euroclear participant to a Depositary Participant will be received with value on the business day of settlement in the Depositary but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion only applies to an investor that acquires the notes pursuant to this offering at the price indicated on the cover of this prospectus supplement. This discussion is based upon the United States Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to investors that hold the notes as capital assets for United States federal income tax purposes. Furthermore, this discussion is general in nature and does not address all aspects of United States federal income taxation that may be applicable to investors in light of their particular circumstances (including the impact of the Medicare contribution tax on net investment income), or to investors subject to special treatment under United States federal income tax law, such as banks and other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, brokers, retirement plans, individual retirement accounts or other tax-deferred accounts, pension plans, subchapter S corporations, tax-exempt organizations, persons that are in the same "expanded group" or "modified expanded" group (each within the meaning of Proposed Treasury regulation §1.385-1) as the Company, entities that are treated as partnerships for United States federal income tax purposes and their partners, dealers or traders in securities or currencies, expatriates and former long-term residents, United States Holders (as defined below) whose "functional currency" is not the United States dollar and persons that hold the notes as part of a straddle, hedge, conversion transaction or other integrated investment. Furthermore, this discussion does not address any United States federal estate or gift tax consequences or any state, local or foreign tax consequences.

        The following discussion is not a substitute for careful tax planning and advice. Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the estate or gift tax laws or the laws of any state, local or non-United States taxing jurisdiction, or under any applicable tax treaty.

        For purposes of this discussion, the term "United States Holder" means a beneficial owner of the notes that is (1) an individual who is a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for United States federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof, (3) a trust if it (i) is subject to the primary supervision of a United States court and the control of one or more United States persons or (ii) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a United States person, or (4) an estate, the income of which is subject to United States federal income tax regardless of its source.

        The term "Non-United States Holder" means a beneficial owner (other than a partnership for United States federal income tax purposes) of notes that is not a United States Holder.

        If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) owns notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the notes should consult their tax advisors as to the particular United States federal income tax consequences applicable to them.

Consequences to United States Holders

Additional Payments

        In certain circumstances (see "Description of the Notes—Special Mandatory Redemption," "Description of the Notes—Repurchase Upon Change of Control Triggering Event" and "Description of the Notes—Optional Redemption"), we may be obligated or elect to pay amounts in excess of stated interest or principal on the notes. If any such payment is treated as a contingent payment, subject to certain exceptions, the notes may be treated as contingent payment debt instruments, in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences discussed herein. Although the issue is not free from doubt, we intend to take the position that the possibility of such additional amounts payable on the notes is a remote or incidental contingency within the meaning of applicable Treasury regulations as of the date hereof, and thus does not result in the notes being treated as contingent payment debt instruments under applicable Treasury regulations. Therefore, we do not intend to treat the potential payment of additional interest or the potential payment of a premium pursuant to the optional redemption, special mandatory redemption or optional repurchase provisions as part of the yield to maturity of the notes. Our determination that this contingency is remote or incidental is binding on a United States Holder, unless such United States Holder explicitly discloses to the Internal Revenue Service (the "IRS") on its tax return for the year during which it acquires the notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS takes a contrary position to that described above, a United States Holder may be required to accrue income on its notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income recognized on the taxable disposition of a note. United States Holders should consult their tax advisor regarding the tax consequences if the notes were treated as contingent payment debt instruments. The discussion below assumes that the notes will not be treated as contingent payment debt instruments.

Payments of interest

        It is anticipated, and this discussion assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes. In such case, interest on a note will generally be treated as ordinary income at the time it is paid or accrued in accordance with a United States Holder's usual method of accounting for U.S. federal income tax purposes. If, however, the notes are issued for an amount less than the principal amount and the difference is more than a de minimis amount (as set forth in the Code), a United States Holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Sale, exchange, redemption or other taxable disposition of notes

        A United States Holder will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the (i) amount realized (less any amount attributable to accrued but unpaid interest not previously taken into income which will be treated as a payment of that interest) upon such sale, exchange, redemption or other taxable disposition and (ii) such United States Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note will generally be equal to the amount paid for the note increased by accrued but unpaid interest taken into income and decreased by any principal payments received with respect to a note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of the note, a United States Holder is treated as holding the note for more than one year, such gain or loss will generally be long-term capital gain or loss. Otherwise, such gain or loss will generally be short-term capital gain or loss. Under current law, for certain categories of non-corporate United States Holders (including individuals), long-term capital gain generally is subject to tax at a reduced rate of taxation.

A United States Holder's ability to deduct capital losses may be limited. United States Holders should consult their own tax advisors as to the deductibility of capital losses in their particular circumstances.

Information reporting and backup withholding

        Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds from a sale of notes unless a United States Holder is an exempt recipient. Backup withholding may apply to those payments unless a United States Holder provides its correct taxpayer identification number, or certification of exempt status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a United States Holder's federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Consequences to Non-United States Holders

Stated interest

        Subject to the discussions below concerning backup withholding and the FATCA withholding (as defined below), a Non-United States Holder generally will not be subject to United States federal income or withholding tax on payments of interest on the notes provided that the Non-United States Holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation related to us directly or constructively through stock ownership, (C) is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, and (D) satisfies certain certification requirements. Such certification requirements will generally be met if (x) the Non-United States Holder provides its name and address, and certifies on IRS Form W-8BEN or Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the note on behalf of the Non-United States Holder certifies on Form W-8IMY, under penalties of perjury, that such certification from the Non-United States Holder has been received by it and furnishes us or our paying agent with a copy thereof, together with any applicable underlying IRS forms sufficient to establish that the Non-United States Holders is not a United States person or (z) the Non-United States Holder holds its note directly through a "qualified intermediary" (within the meaning of applicable Treasury regulations) and certain conditions are satisfied. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the note is a United States person. If a Non-United States Holder cannot satisfy the requirements outlined above, then interest on the notes will generally be subject to United States withholding tax at a 30% rate unless such Non-United States Holder provides us with (A) a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or (B) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

        If a Non-United States Holder is engaged in a trade or business in the United States and interest on the notes (or gain from a sale or other taxable disposition) is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base) then, the Non-United States Holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied. However, such Non-United States Holder will be subject to United States federal income tax on that interest on a net-income basis in the same manner as if such Non-United States Holder were a United States Holder as described above. In addition, if a Non-United States Holder is a foreign corporation, such effectively connected income may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified under an applicable income tax treaty. Non-United States Holders engaged in the conduct of a trade or business in the United States are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of ownership and disposition of the notes.

Disposition of the notes

        Subject to the discussions below concerning backup withholding and the FATCA withholding (as defined below), a Non-United States Holder will not be subject to United States federal income tax with respect to gain recognized on the disposition of the notes unless:

  •
  the gain is effectively connected with the conduct of a United States trade or business of such holder (and, where an income tax treaty applies, is attributable to a United States permanent establishment or fixed base); or

  •
  the Non-United States Holder is an individual who is present in the United States for 183 or more days in the taxable year and certain other conditions are satisfied.

        A Non-United States Holder described in the first bullet point above will generally be subject to United States federal income tax on that gain on a net-income basis in the same manner as if such Non-United States Holder were a United States Holder as described above. In addition, if a Non-United States Holder is a foreign corporation, such effectively connected income may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified under an applicable income tax treaty.

        If a Non-United States Holder is described in the second bullet point above, any gain realized from the sale, exchange, redemption, retirement or other taxable disposition of the notes will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain United States source capital losses.

Information reporting and backup withholding

        We must report annually to the IRS and to a Non-United States Holder the amount of interest paid to the Non-United States Holder and the amount of tax, if any, withheld with respect to such interest. Unless the Non-United States Holder complies with certification procedures to establish that the Non-United States Holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a note. The IRS may make this information available, under the provisions of an applicable tax treaty, to the tax authorities in the country in which the Non-United States Holder is a resident.

        In addition, a Non-United States Holder may be subject to backup withholding with respect to interest payments on a note, unless, generally, the Non-United States Holder certifies under penalties of perjury (usually on IRS Form W-8BEN or W-8BEN-E) that the Non-United States Holder is not a United States person or the Non-United States Holder otherwise establishes an exemption.

        Additional rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from the disposition of a note are as follows:

  •
  If the proceeds are paid to or through the United States office of a broker, a Non-United States Holder generally will be subject to backup withholding and information reporting unless the Non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

  •
  If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and does not have one of certain specified United States connections, a

    Non-United States Holder generally will not be subject to backup withholding or information reporting.

  •
  If the proceeds are paid to or through a non-United States office of a broker that is a United States person or that has one of the specified United States connections, a Non-United States Holder generally will be subject to information reporting (but generally not backup withholding) unless the Non-United States holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a credit against the Non-United States Holder's United States federal income tax liability and may entitle such holder to a refund, provided the required information is furnished to the IRS.

FATCA Withholding

        Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder ("FATCA") generally impose a withholding tax of 30% on interest income paid on a debt obligation and for sales or other dispositions after December 31, 2018, on the gross proceeds from the sale or other disposition of a debt obligation to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity, in each case, unless another exemption applies. Investors are encouraged to consult with their own tax advisors regarding the implications of FATCA on their investment in a note.

UNDERWRITING

        Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC are acting as representatives (the "Representatives"), has severally agreed to purchase, and we have agreed to sell to that underwriter, the aggregate principal amount of the applicable series of notes set forth opposite the underwriter's name in the following table:

Underwriter	Principal Amount of 1.450% Senior Notes due 2019	Principal Amount of 2.100% Senior Notes due 2021	Principal Amount of 3.000% Senior Notes due 2026	Principal Amount of 4.200% Senior Notes due 2046
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$111,548,000	$223,095,000	$446,190,000	$401,571,000
Citigroup Global Markets Inc.	111,548,000	223,095,000	446,190,000	401,571,000
UBS Securities LLC	111,548,000	223,095,000	446,190,000	401,571,000
BMO Capital Markets Corp.	33,949,000	67,898,000	135,796,000	122,217,000
MitsubishiI UFJ Securities (USA), Inc.	33,949,000	67,898,000	135,796,000	122,217,000
RBC Capital Markets, LLC	33,949,000	67,898,000	135,796,000	122,217,000
Wells Fargo Securities, LLC	33,949,000	67,898,000	135,796,000	122,217,000
Lloyds Securities Inc.	22,286,000	44,574,000	89,147,000	80,230,000
The Williams Capital Group, L.P.	7,274,000	14,549,000	29,099,000	26,189,000

Total	$500,000,000	$1,000,000,000	$2,000,000,000	$1,800,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated.

        The underwriters propose to offer each series of notes directly to the public at the respective public offering prices set forth on the cover page of this prospectus supplement and may offer notes to certain dealers at a price that represents a concession not to exceed 0.150% of the principal amount of the Senior Notes due 2019, 0.200% of the principal amount of the Senior Notes due 2021, 0.250% of the principal amount of the Senior Notes due 2026 and 0.500% of the principal amount of the Senior Notes due 2046. The underwriters may allow, and any such dealer may reallow, a concession not to exceed 0.100% of the principal amount of the Senior Notes due 2019, 0.150% of the principal amount of the Senior Notes due 2021, 0.200% of the principal amount of the Senior Notes due 2026 and 0.350% of the principal amount of the Senior Notes due 2046. After the initial offering of the notes to the public, the Representatives may change the respective public offering prices of the notes and other selling terms.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the applicable series of notes).

Paid by Molson Coors Brewing Company
Per 1.450% Senior Note due 2019	0.250%
Per 2.100% Senior Note due 2021	0.350%
Per 3.000% Senior Note due 2026	0.450%
Per 4.200% Senior Note due 2046	0.875%

        We estimate that our total expenses for this offering, other than underwriting discounts and commissions, will be approximately $8 million.

        It is expected that delivery of the notes will be made against payment therefor on or about July 7, 2016, which is the sixth business day following the date hereof (such settlement cycle being referred to as "T+6"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+6, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next two succeeding business days should consult their own advisors.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and commercial banking services for our company, for which they received or will receive customary fees and expenses. Affiliates of certain of the underwriters are lenders under our existing credit facilities. In addition, the underwriters or their affiliates have agreed to provide us with financing under our Term Loan Agreement and Bridge Loan Agreement. UBS Securities LLC also acted as a financial advisor to us in connection with the Acquisition.

        In connection with the issuance of the notes, we have entered into and may enter into additional interest rate swap agreements with financial institutions, which include one or more of the underwriters or their affiliates. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

New Issue of Notes

        There is currently no public trading market for any series of the notes. We have not applied and do not intend to apply to list the notes on any securities exchange. The underwriters have advised us that they intend to make a market in each series of the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion. Therefore, we cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

Sales Outside the United States

        The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer to the public of any of the senior notes which are the subject of the offering contemplated by this prospectus supplement (the "Notes") may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined under the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase any Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

United Kingdom

        This prospectus supplement and the accompanying prospectus have not been approved by an authorized person in the United Kingdom and are for distribution only to, and are only directed at, persons who (i) are investment professionals, being persons having professional experience in matters relating to investments, falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, partnerships or high value trusts, etc.) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement, the accompanying prospectus and any related free writing prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is permitted only by relevant persons and will be engaged in only with relevant persons.

Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The notes have not been and will not be registered under the Financial Instrument and Exchange Law of Japan (the "Financial Instrument and Exchange Law") and each underwriter has represented and agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instrument and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        Each underwriter has represented and agreed that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) by operation of law.

Other Jurisdictions

        Each underwriter has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly or distribute this prospectus supplement and the accompanying prospectus or any other offering material relating to the notes in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

Price Stabilization and Short Positions

        In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

  •
  Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

  •
  Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

LEGAL MATTERS

        Certain matters relating to Delaware and New York law will be passed upon by Kirkland & Ellis LLP. Certain matters relating to Colorado law will be passed upon by Perkins Coie LLP. Certain matters relating to Nova Scotia law will be passed upon for Coors International Holdco, ULC, Molson Coors Callco ULC and Molson Coors International General, ULC by Cox & Palmer. Certain matters relating to Ontario law will be passed upon for Molson Coors 2005 by McCarthy Tétrault LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting of Molson Coors Brewing Company (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Molson Coors Brewing Company's Current Report on Form 8-K dated June 28, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of MillerCoors LLC for the year ended December 31, 2015 incorporated in this prospectus supplement by reference to Exhibit 99 of the Annual Report on Form 10-K of Molson Coors Brewing Company for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed below or from the SEC's website.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information. Our filings with the SEC are also available on our website at www.molsoncoors.com. The information on our website is not incorporated by reference in this prospectus supplement and you should not consider it a part of this this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015 (including portions of our Definitive Proxy Statement on Schedule 14A for the 2016 annual meeting of stockholders filed with the SEC on April 15, 2016 to the extent specifically incorporated by reference in such Annual Report on Form 10-K);

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016; and

  •
  our Current Reports on Form 8-K filed with the SEC on January 26, 2016 (solely with respect to Item 8.01 and related exhibits filed under Item 9.01), February 2, 2016, February 26, 2016, March 30, 2016, March 31, 2016, May 12, 2016, May 26, 2016 and June 28, 2016.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Molson Coors Brewing Company
1801 California Street, Suite 4600
Denver, Colorado 80202
Attention: Investor Relations
MCBCInvestorRelations@molsoncoors.com
(303) 927-2337

PROSPECTUS

MOLSON COORS BREWING COMPANY

Class B Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units

        We may offer and sell the securities described in this prospectus from time to time in one or more offerings. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See "Plan of Distribution."

        The Class B common stock of Molson Coors Brewing Company is listed on the New York Stock Exchange under the symbol "TAP."

        Investing in our securities involves risks. See "Risk Factors" on page 1 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 26, 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), that we filed with the Securities and Exchange Commission ("SEC") using the "shelf" registration process as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information" and "Information Incorporated By Reference" before you make an investment decision.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See "Information Incorporated By Reference."

        This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

        Unless the context otherwise indicates, references in this prospectus to "we," "us," "our" and "Molson Coors" are to Molson Coors Brewing Company and its subsidiaries. The term "you" refers to a prospective investor.

i

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, any prospectus supplement and the documents incorporated herein by reference include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

        Statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, and include, but are not limited to, statements relating to overall volume trends, consumer preferences, pricing trends, industry forces, cost reduction strategies, anticipated results, anticipated synergies, expectations for funding future capital expenditures and operations, debt service capabilities, shipment levels and profitability, market share and the sufficiency of capital resources. In addition, statements that we make that are not statements of historical fact may also be forward-looking statements. Words such as "expects," "goals," "plans," "believes," "continues," "may," "anticipate," "seek," "estimate," "outlook," "trends," "future benefits," "potential," "projects," "strategies," and variations of such words and similar expressions are intended to identify forward-looking statements.

        Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). We urge you to consider the risks and uncertainties described in "Risk Factors" in the documents incorporated by reference in this prospectus, in any prospectus supplement and in any of our other public filings, including our Annual Report on Form 10-K for the year ended December 31, 2014. Caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made and, except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ii

RISK FACTORS

        An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled "Risk Factors" in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

OUR COMPANY

        We are one of the world's largest brewers and have a diverse portfolio of owned and partner brands, including core brands Carling, Coors Light, Molson Canadian and Staropramen, as well as craft and specialty beers such as Blue Moon, Creemore Springs, Cobra and Doom Bar. For more than 350 combined years, we have been brewing high-quality, innovative products with the purpose of delighting the world's beer drinkers. Our success depends on our ability to make our products available to meet a wide range of consumer segments and occasions.

        Molson, Inc. ("Molson") and the Adolph Coors Company ("Coors") were founded in 1786 and 1873, respectively. Coors was originally incorporated in June 1913 under the laws of the State of Colorado as the Adolph Coors Company. In August 2003, Coors changed its state of incorporation to the State of Delaware. In February 2005, upon completion of the merger of Coors and Molson, Coors changed its name to Molson Coors Brewing Company. The addresses and telephone numbers of our dual principal executive offices are: 1801 California Street, Suite 4600, Denver, Colorado 80202, (303) 927-2337 and 1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5, (514) 521-1786. Our website address is www.molsoncoors.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth consolidated ratio of earnings to fixed charges for each of the last five fiscal years and for the nine months ended September 30, 2015. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal Year Ended
	December 25, 2010	December 31, 2011	December 29, 2012	December, 31, 2013	December, 31, 2014	Nine Months Ended September 30, 2015
Ratio of earnings to fixed charges(1)	7.6	6.9	3.8	4.3	4.8	4.6

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings available for fixed charges consists of income from continuing operations before income taxes and minority interests plus fixed charges, amortization of capitalized interest and distributions from unconsolidated entities less equity in net income of unconsolidated entities and capitalized interest. Fixed charges includes interest expense (net of capitalized interest), capitalized interest and the portion of rental expense that management believes is representative of the appropriate interest component of rental expense. The portion of rent expense representing interest is estimated to be 33%.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our Restated Certificate of Incorporation, as amended, which we refer to as our certificate of incorporation, our Third Amended and Restated Bylaws, which we refer to as our bylaws, and applicable provisions of Delaware corporate law. This summary is not complete. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Capital Stock

        Our authorized capital stock consists of 1,025,000,002 shares, comprising five classes: (i) 500,000,000 shares of Class A Common Stock, par value $0.01 per share; (ii) 500,000,000 shares of Class B Common Stock, par value $0.01 per share; (iii) one share of Special Class A Voting Stock, par value $0.01 per share; (iv) one share of Special Class B Voting Stock, par value $0.01 per share, and (v) 25,000,000 shares of Preferred Stock, par value $0.01 per share.

        As of December 31, 2015, the following number of shares of our capital stock were outstanding: 2,565,137 shares of Class A Common Stock, 163,051,849 shares of Class B Common Stock, one share of Special Class A Voting Stock, one share of Special Class B Voting Stock, and no shares of Preferred Stock.

Class A Common Stock and Class B Common Stock

        Dividends.    Subject to the rights of the holders of any series of Preferred Stock, the holders of Class A Common Stock and the holders of Class B Common Stock are entitled to receive, from legally available funds, dividends when and as declared by our Board of Directors, except that so long as any shares of Class B Common Stock are outstanding, no dividend will be declared or paid on the Class A Common Stock or Class B Common Stock unless at the same time a dividend is declared or paid, on the Class B Common Stock or Class A Common Stock, as applicable, in an amount per share (or number per share, in the case of a dividend paid in the form of shares) equal to the amount per share (or number per share, in the case of a dividend paid in the form of shares) of the dividend declared or paid on the Class A Common Stock or Class B Common Stock, as applicable.

  Voting Rights

        Class A Holders.    Except in limited circumstances, so long as any shares of Class A Common Stock or Special Class A Voting Stock is outstanding, the right to vote for all purposes is vested exclusively in the holders of Class A Common Stock and Special Class A Voting Stock (as instructed by the holders of the Class A Exchangeable Shares) (collectively, the "Class A Holders") (see "Special Voting Stock" and "Exchangeable Shares" below), voting together as a single class. The holders of Class A Common Stock are entitled to one vote for each share of Class A Common Stock held, without the right to cumulate votes for the election of directors.

        An affirmative vote is required of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and Special Class A Voting Stock, voting together as a single class, prior to the taking of certain actions, including:

  •
  the issuance of (i) any shares of Class A Common Stock (other than upon the conversion of Class B Common Stock under circumstances provided in our certificate of incorporation or the exchange or redemption of Class A Exchangeable Shares in accordance with the terms of those Class A Exchangeable Shares), or (ii) securities (other than Class B Common Stock) convertible into or exercisable for Class A Common Stock;

  •
  the issuance of (i) shares of Class B Common Stock (other than upon the conversion of Class A Common Stock under circumstances provided in our certificate of incorporation or the exchange or redemption of our Class B Exchangeable Shares in accordance with the terms of those Class B Exchangeable Shares), or (ii) securities convertible into or exercisable for Class B Common Stock (other than Class A Common Stock) whether in a single transaction or in a series of related transactions, if the number of shares to be issued (including upon conversion or exchange) is, or will be upon issuance, equal to or greater than 20% of the number of shares of Class B Common Stock outstanding before the issuance of such Class B Common Stock (or securities convertible into or exercisable for shares of Class B Common Stock);

  •
  the issuance of any shares of Preferred Stock having voting rights other than those expressly required by the Delaware General Corporation Law ("DGCL");

  •
  the sale, transfer or other disposition of any capital stock (or securities convertible into or exchangeable for capital stock) of our subsidiaries;

  •
  the sale, transfer or other disposition of all or substantially all of the assets of our subsidiaries; and

  •
  any decrease in the number of members of our Board of Directors to a number below 15.

        Pentland Securities (1981) Inc. and the Adolph Coors, Jr. Trust, which together control more than 90% of the Class A Common Stock and Class A Exchangeable Shares, have voting trust agreements through which they have combined their voting power over the shares of Class A Common Stock and the Class A Exchangeable Shares that they own. However, in the event that these two stockholders do not agree to vote in favor of a matter submitted to a stockholder vote (other than the election of directors), the voting trustees will be required to vote all of the Class A Common Stock and Class A Exchangeable Shares deposited in the voting trusts against the matter. There is no other mechanism in the voting trust agreements to resolve a potential deadlock between these stockholders.

        Class B Holders.    The holders of the Class B Common Stock and the Special Class B Voting Stock (as instructed by the holders of the Class B Exchangeable Shares) (collectively, the "Class B Holders") may vote with respect to the following: (i) any matter required by the DGCL, (ii) the election of up to three directors, and (iii) as provided in our certificate of incorporation, including on a non-binding advisory basis on the compensation of our named executive officers and as set forth below under "Class A Holders and Class B Holders." In all other cases, the right to vote is vested exclusively with the Class A Holders. The holders of Class B Common Stock are entitled to one vote for each share of Class B Common Stock held with respect to each matter on which holders of the Class B Common Stock are entitled to vote, without the right to cumulate votes for the election of directors.

        Class A Holders and Class B Holders.    Under our certificate of incorporation, the Class A Holders and the Class B Holders have the right to vote, as separate classes and not jointly, on:

  •
  any merger that requires stockholder approval under the DGCL;

  •
  any sale of all or substantially all of our assets, other than to a related party;

  •
  any proposal to dissolve our company or any proposal to revoke the dissolution of our company; or

  •
  any amendment to the certificate of incorporation that requires stockholder approval under the certificate of incorporation or the DGCL and that would:

  •
  increase or decrease the aggregate number of the authorized shares of Class B Common Stock;

  •
  change the rights of any shares of Class B Common Stock;

    •
    change the shares of all or part of Class B Common Stock into a different number of shares of the same class;

    •
    increase the rights of any other class that is equal or superior to Class B Common Stock with respect to distribution or dissolution rights (a "co-equal class");

    •
    create any new co-equal class;

    •
    other than pursuant to the certificate of incorporation, exchange or reclassify any shares of Class B Common Stock into shares of another class, or exchange, reclassify or create the right of exchange of any shares of another class into shares of Class B Common Stock; or

    •
    limit or deny existing preemptive rights of, or cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on, any shares of Class B Common Stock.

        Liquidation Rights.    If we liquidate, dissolve or wind up our affairs, the holders of Class A Common Stock, together with the holders of the Class B Common Stock (collectively, with the Class A Common Stock, the "Company Common Stock"), will be entitled to receive, after our creditors have been paid and the holders of any then outstanding series of preferred stock have received their liquidation preferences, all of our remaining assets in proportion to their shareholdings.

  Conversion Rights

        Conversion from Class A Common Stock to Class B Common Stock.    Our certificate of incorporation provides for the right of holders of Class A Common Stock to convert their stock into Class B Common Stock on a one-for-one basis at any time.

        "Coattail" Conversion Rights.    Our certificate of incorporation also includes a "coattail" provision to provide protection to holders of our Class B Common Stock and the Class B Exchangeable Shares in the case of a proposed tender offer or takeover bid for our Class A Common Stock. A holder of our Class B Common Stock is entitled to receive a notice from us that the conversion right of holders of shares of our Class B Common Stock has come into effect. This notice must include a description of the conversion procedures including the election procedures described below, a copy of the exclusionary offer and any other materials received by us in respect of the offer.

        Subject to conditions described below, if an "exclusionary offer" is made for shares of our Class A Common Stock, each outstanding share of our Class B Common Stock will be convertible into one share of our Class A Common Stock at the option of the holder during the period of time commencing on the eighth day after the date on which an exclusionary offer is made and ending on the last date upon which holders of shares of our Class A Common Stock may accept the exclusionary offer.

        An "exclusionary offer" is an offer to purchase shares of our Class A Common Stock that both: (A) either (1) must, by reason of applicable securities laws or the requirements of a stock exchange on which shares of our Class A Common Stock are listed, be open to all or substantially all holders of our Class A Common Stock, or (2) would, if the offer were made in Canada or a province of Canada, be required to be made to all or substantially all holders of shares of our Class A Common Stock resident in Canada or a province of Canada by reason of applicable securities laws of Canada or a province of Canada, the requirements of a stock exchange on which shares of our Class A Common Stock are listed, or the requirements of the Canada Business Corporations Act; and (B) is not made concurrently with an offer to purchase shares of our Class B Common Stock that is identical to the offer to purchase shares of our Class A Common Stock in terms of price per share and percentage of outstanding shares to be purchased (exclusive of shares owned immediately prior to the offer by the offeror) and in all other respects (except with respect to the conditions that may be attached to the offer to purchase shares of our Class A Common Stock), and having no conditions other than the right not to purchase and pay for shares of our Class B Common Stock tendered if no shares of our Class A Common Stock are purchased in the offer for shares of our Class A Common Stock.

        The Class B conversion right will not come into effect if one or more holders owning, in the aggregate, as of the offer date, over 50% of the outstanding shares of our Class A Common Stock and Class A Exchangeable Shares, in each case excluding shares owned by the offeror, provide us with adequate assurances that they are not making or acting with another to make the exclusionary offer and will not participate in the exclusionary offer.

        Any of the holders of our Class B Common Stock can exercise this right by providing a signed written notice to the transfer agent and complying with certain other specified conditions. The holders of our Class B Common Stock must pay any governmental or other tax imposed on or in respect of the conversion into shares of our Class A Common Stock.

        Other.    Holders of Company Common Stock do not have pre-emptive rights to acquire any of our securities. The outstanding shares of Company Common Stock are fully paid and non-assessable. There are no redemption or sinking fund provisions applicable to the Company Common Stock.

Exchangeable Shares

        The Class A Exchangeable Shares and Class B Exchangeable Shares (collectively, "Exchangeable Shares") were issued by Molson Coors Canada Inc. ("MCCI"), a wholly-owned, indirect subsidiary of Molson Coors. The Exchangeable Shares are substantially the economic equivalent of the corresponding shares of Company Common Stock in which they may be exchanged. As of December 31, 2015, there were outstanding 2,888,692 Class A Exchangeable Shares and 16,011,153 Class B Exchangeable Shares

        Dividends.    Holders of Exchangeable Shares are entitled to receive, subject to applicable law, dividends as follows:

  •
  in the case of a cash dividend declared on a corresponding share of Company Common Stock, an amount in cash for each exchangeable share corresponding to the cash dividend declared on each corresponding share of Company Common Stock in U.S. dollars or in an equivalent amount in Canadian dollars;

  •
  in the case of a stock dividend declared on a corresponding share of Company Common Stock to be paid in shares of Company Common Stock, in the number of Exchangeable Shares of the relevant class for each Exchangeable Share that is equal to the number of shares of corresponding Company Common Stock to be paid on each corresponding share of Company Common Stock; or

  •
  in the case of a dividend declared on a corresponding share of Company Common Stock in any other type of property, in the type and amount of property as is economically equivalent as determined by MCCI's board of directors to the type and amount of property to be paid on each corresponding share of Company Common Stock.

        The declaration dates, record dates and payment dates for dividends on the Exchangeable Shares are the same as the relevant dates for the dividends on the shares of corresponding Company Common Stock.

        Voting Rights.    Holders of Exchangeable Shares receive, through a voting trust, the benefit of voting rights, entitling the holder to one vote on the same basis and in the same circumstances as one corresponding share of Company Common Stock. See "Special Voting Stock—Voting Rights" below.

        Other.    The Exchangeable Shares are exchangeable at any time, at the option of the holder on a one-for-one basis for corresponding shares of Company Common Stock. Holders of Class A

Exchangeable Shares are entitled to convert their stock into Class B Exchangeable Shares on a one-for-one basis at any time.

Special Voting Stock

        We have outstanding one share of Special Class A Voting Stock and one share of Special Class B Voting Stock, through which the holders of Class A Exchangeable Shares and Class B Exchangeable Shares, respectively, may exercise their voting rights with respect to our Company Common Stock in which the corresponding Exchangeable Shares may be exchanged.

        Dividends and Liquidation Rights.    The trustee who holds the Special Class A Voting Stock and the trustee who holds the Special Class B Voting Stock are not entitled to receive any dividends or other distributions or to receive or participate in any distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up.

        Voting Rights.    The Special Class A Voting Stock and the Special Class B Voting Stock provide the mechanism for holders of the corresponding Exchangeable Shares to provide instructions to vote with the holders of our corresponding Company Common Stock. The trustee who holds the Special Class A Voting Stock and the trustee who holds the Special Class B Voting Stock are each entitled to one vote for each corresponding outstanding Exchangeable Share, excluding shares held by Molson Coors or its subsidiaries, and generally vote together with the corresponding Company Common Stock on all matters on which the holders of the corresponding Company Common Stock are entitled to vote.

        The Special Class A Voting Stock and Special Class B Voting Stock are subject to voting trust arrangements. The trustee which holds the Special Class A Voting Stock and the trustee which holds the Special Class B Voting Stock are required to cast a number of votes equal to the number of then-outstanding corresponding Exchangeable Shares, but will only cast a number of votes equal to the number of corresponding Exchangeable Shares as to which it has received voting instructions from the owners of record of those Exchangeable Shares, other than Molson Coors or its subsidiaries, on the record date of the action, and will cast the votes in accordance with such instructions so received.

        Other.    The trustee who holds the Special Class A Voting Stock and the trustee who holds the Special Class B Voting Stock do not have pre-emptive rights to acquire any of our securities. The outstanding shares of Special Class A Voting Stock and Special Class B Voting Stock are fully paid and non-assessable.

Preferred Stock

        Our certificate of incorporation authorizes our Board of Directors to issue up to 25,000,000 shares of Preferred Stock from time to time in one or more series, generally without any vote or action by the holders of our Company Common Stock, except that the issuance of any shares of Preferred Stock having any voting rights other than those expressly required by the DGCL will be subject to approval by a majority of the voting power of the holders of our Class A Common Stock and Special Class A Voting Stock, voting together as a single class. Subject to this right, our Board of Directors will be authorized to determine the number of shares and designation of any series of Preferred Stock and the dividend rate, dividend rights, liquidation preferences, conversion rights and terms, voting rights, redemption rights and terms and sinking fund terms of any series of Preferred Stock. Depending on the terms of any issued Preferred Stock, any or all series of issued Preferred Stock could have a preference over our Company Common Stock with respect to dividends and other distributions and upon liquidation or dissolution of Molson Coors. Subject to certain conditions as specified in our certificate of incorporation, our Board of Directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Company Common Stock. The issuance of Preferred Stock may decrease the market price of our Company Common Stock.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

        Provisions of our certificate of incorporation, our bylaws and Delaware law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in the stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for our restructuring or sale of all or part of our business.

  Authorized but Unissued Shares of Common Stock and Preferred Stock

        Subject to certain conditions, our authorized but unissued shares of Company Common Stock and preferred stock are available for our Board of Directors to issue without stockholder approval. As noted above, our Board of Directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of Company Common Stock, subject to certain conditions. As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of Company Common Stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of Company Common Stock or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of Company Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

  Election, Nomination and Removal of Directors

        Our Board of Directors has currently set the size of the board at 15 members. Twelve of the 15 directors may be elected by the Class A Holders, and three of the 15 directors may be elected by the Class B Holders. The Class A-C Nominating Subcommittee (consisting of two Coors family directors) may nominate five persons to stand for election to our Board of Directors by the Class A Holders, and the Class A-M Nominating Subcommittee (consisting of two Molson family directors) similarly may nominate five nominees to stand for election to our Board of Directors by the Class A Holders. The Nominating Committee (comprised of an independent director, the members of the Class A-C Nominating Subcommittee and the members of the Class A-M Nominating Subcommittee) may nominate two additional directors to stand for election to our Board of Directors by the Class A Holders. The full Board of Directors may nominate three directors to stand for election to our Board of Directors by the Class B Holders. Any director may be removed, with cause, by a majority vote of the Class A Holders and the Class B Holders, voting together as a single class. Any director may be removed, without cause, by a vote of the holders of a majority of the voting power of the class or classes that elected the director. Further, only our Board of Directors may change the size of our board, subject to certain conditions. Because this system of electing, appointing and removing directors generally makes it more difficult for stockholders to replace a majority of our Board of Directors, it may discourage a third party from initiating a tender offer or otherwise attempting to gain control of our company, and may maintain the incumbency of our Board of Directors.

  Stockholder Advance Notice Procedure

        Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of the stockholders. Only persons who are nominated by our Board of Directors, or a duly authorized board committee, or by a stockholder who has given timely written notice to the secretary of our company before the meeting at which directors are to be elected, will be eligible for election as directors. This notice is required to include specified information about the stockholder and each proposed director nominee and information regarding each proposed nominee that would be required to be included in a proxy statement filed under the SEC's Rules and Regulations. The stockholder notice procedure provides that the only business that may be conducted at an annual meeting is business that has been brought before the meeting by, or at the direction of, our Board of Directors or by a stockholder who has given timely written notice to our secretary. This notice is required to include a brief description of the business desired to be brought before the meeting and specified information about the stockholder and the stockholder's ownership of our capital stock. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

  Amendment to our Certificate of Incorporation and Bylaws

        Our certificate of incorporation may generally be amended by a majority of our Class A Holders and Class B Holders, voting as a single class, subject to certain exceptions as set forth in our certificate of incorporation which require the vote of a majority of our Class A Holders and Class B Holders, each voting as a separate class and not jointly. Our bylaws may generally be amended by our board of directors, subject to certain exceptions, or by a majority of our Class A Holders.

Delaware Anti-Takeover Statute

        Our certificate of incorporation expressly provides that we will not be governed by Section 203 of the DGCL.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A Common Stock and Class B Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar for our Class A Exchangeable Shares and Class B Exchangeable Shares is CST Trust Company.

Listing

        Our Class A Common Stock and Class B Common Stock are listed on the New York Stock Exchange under the symbols "TAP A" and "TAP," respectively. Our Class A Exchangeable Shares and Class B Exchangeable Shares are listed on the Toronto Stock Exchange under the symbols "TPX.A" and "TPX.B," respectively.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

        We may issue debt securities and guarantees of debt securities from time to time under this prospectus. We will set forth in an accompanying prospectus supplement a description of the debt securities and guarantees of debt securities that may be offered under this prospectus. The debt securities will be our direct secured or unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more indentures. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF THE DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

        If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

        Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

        After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

        The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

        Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, Class B Common Stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, Class B Common Stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

  •
  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether the warrants are to be sold separately or with other securities as parts of units;

  •
  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material U.S. federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  the designation and terms of any equity securities purchasable upon exercise of the warrants;

  •
  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

  •
  the number of shares of preferred stock, the number of depositary shares or the number of shares of Class B Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

  •
  any redemption or call provisions; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of Class B Common Stock or preferred stock, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. The summary of the terms of the purchase contracts contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable purchase contracts.

        The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special U.S. federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

        We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

        Any prospectus supplement related to any particular units will describe, among other things:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  if appropriate, any special U.S. federal income tax considerations applicable to the units; and

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  any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities and Guarantees of Debt Securities," "Description of the Depositary Shares," "Description of Warrants" and "Description of Purchase Contracts," will apply to each unit and to each security included in each unit, respectively.

 PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby:

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  directly to purchasers;

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  through agents;

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  through dealers;

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  through underwriters;

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  through a combination of any of the above methods of sale; or

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  through any other methods described in a prospectus supplement.

        We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

        The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

        Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

        If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

        We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

        Any person participating in the distribution of Class B Common Stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our Class B Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Class B Common Stock to engage in market-making activities with respect to our Class B Common Stock. These restrictions may affect the marketability of our Class B Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Class B Common Stock.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information. Our filings with the SEC are also available on our website at www.molsoncoors.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

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  our Annual Report on Form 10-K for the year ended December 31, 2014 (including portions of our Definitive Proxy Statement on Schedule 14A for the 2015 annual meeting of stockholders filed with the SEC on April 17, 2015 to the extent specifically incorporated by reference in such Annual Report on Form 10-K);

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

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  our Current Reports on Form 8-K filed with the SEC on February 10, 2015 (solely with respect to Item 8.01), June 8, 2015, September 8, 2015, September 14, 2015, September 18, 2015, November 6, 2015, November 12, 2015, December 17, 2015 and January 26, 2016; and

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  the description of our Class B common stock contained in the Registration Statement on Form 8-A filed with the SEC on February 10, 1999, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Molson Coors Brewing Company
1801 California Street, Suite 4600
Denver, Colorado 80202
Attention: Investor Relations
MCBCInvestorRelations@molsoncoors.com
(303) 927-2337

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP, Denver, Colorado.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting of Molson Coors Brewing Company (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Molson Coors Brewing Company for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of MillerCoors LLC for the year ended December 31, 2014 incorporated in this prospectus by reference to Exhibit 99 of the Annual Report on Form 10-K of Molson Coors Brewing Company for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$5,300,000,000

Molson Coors Brewing Company

$500,000,000 1.450% Senior Notes due 2019
$1,000,000,000 2.100% Senior Notes due 2021
$2,000,000,000 3.000% Senior Notes due 2026
$1,800,000,000 4.200% Senior Notes due 2046

Joint Book-Running Managers

BofA Merrill Lynch
Citigroup
UBS Investment Bank

BMO Capital Markets
MUFG
RBC Capital Markets
Wells Fargo Securities

Co-Managers

Lloyds Securities
The Williams Capital Group, L.P.